Filed Pursuant to Rule 433

Registration No. 333-180488

Performance Summary December 2013 MARKET-LINKED INVESTMENT SERIES MARKET DOWNSIDE PROTECTION ENHANCED INCOME MARKET ACCESS ENHANCED RETURN Dear Client: Thank you for your interest in Market-Linked Investments (“MLI”). Merrill Lynch has created this MLI Performance Summary to provide transparency regarding the historical performance of regularly issued types of MLIs that have matured or been automatically redeemed over the last 10-plus years. These results are displayed on a deal-by-deal basis to provide you with the ability to consider how these investments performed relative to the performance of the underlying linked asset. The summary is organized by MLI product type, with product performance summaries at the end of each respective section. When used as a complement to traditional investments (e.g., mutual funds, ETFs, individual securities, professional money managers) within core asset classes, MLIs may deliver significant value by providing a way to potentially mitigate downside investment risk in volatile markets, enhance asset class performance in low-return markets or a combination of both. We hope this MLI Performance Summary helps promote understanding of MLI performance in a variety of market environments over the last 10-plus years. This presentation is historical and is provided for informational and educational purposes only. Past performance is not indicative of future performance. We encourage you to read the entire summary, including the methodology, important considerations and risk factors that are set forth in the summary. And before investing in any MLI, you should consult your financial advisor and you should carefully read the related prospectus and other offering documents, including the risk factors, to determine whether that investment is right for you given your investment objectives, need for liquidity and other factors. Merrill Lynch makes available products and services offered by Merrill Lynch, Pierce, Fenner & Smith Incorporated, a registered broker-dealer and Member SIPC, and other subsidiaries of Bank of America Corporation. Investment products: Are Not FDIC Insured Are Not Bank Guaranteed May Lose Value

Market-Linked Investments Performance Summary December 2013

Performance Summary December 2013 MARKET-LINKED INVESTMENT SERIES MARKET DOWNSIDE PROTECTION ENHANCED INCOME MARKET ACCESS ENHANCED RETURN Table of contents Overview1 Important Considerations 2 Performance Summary3–45 Accelerated Return Notes® (ARNs®) 3 Bear Accelerated Return Notes® (Bear ARNs®) 14 Leveraged Index Return Notes® (LIRNs®) 16 Capped Leveraged Index Return Notes® (Capped LIRNs®) 18 Market-Linked Step Up Notes 23 Autocallable Market-Linked Step Up Notes 26 Strategic Accelerated Redemption Securities® (STARS®)28 Bear Strategic Accelerated Redemption Securities® (Bear STARS® 34 Market Index Target-Term Securities® (MITTS®)35 STEP Income Securities® (STEPS®) 41 Coupon-Bearing Notes 45 Risk Factors 46

Performance Summary December 2013 MARKET-LINKED INVESTMENT SERIES MARKET DOWNSIDE PROTECTION ENHANCED INCOME MARKET ACCESS ENHANCED RETURN Overview THE PURPOSE OF THIS PERFORMANCE SUMMARY is to illustrate the performance of Market-Linked Investments (“MLIs”) when compared with the assets to which they are linked (“Linked Assets”). This performance summary includes 1,232 MLIs, distributed by Merrill Lynch, Pierce, Fenner & Smith Incorporated and issued by Bank of America Corporation, Merrill Lynch & Co., Inc., or a third-party issuer, that have matured or were automatically redeemed between September 20, 2002, and December 31, 2013. For a variety of reasons, as described in more detail in the “Risk Factors” section of this document, prior results, including the results illustrated in this document, are not indicative of the performance of any MLI that you may purchase in the future. This Performance Summary is not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any MLI, any transaction or any other matter, and it is not indicative of the future performance of any MLI. As in the case of any investment, you should carefully review the applicable prospectus or offering documents before making an investment decision. The following methodology was used as the basis of this Performance Summary: •1,232 MLIs, issued by Bank of America Corporation, reflects a bearish strategy, the “Average Strategy Return” is Merrill Lynch & Co., Inc., or a third-party issuer, that have assumed to reflect a bearish position in the Linked Asset. matured or were automatically redeemed between September •The “Average MLI Return” is equal to the simple arithmetic 20, 2002, and December 31, 2013, are included in this summary. average of the annualized returns for the MLIs included in that •MLIs are grouped by Product Type. group and does not reflect the principal amount of each MLI. •The “Average MLI Outperformance/Underperformance” Product Types Eleven different Product Types were selected: ARNs®, Bear equals the “Average MLI Return” minus the “Average Linked ARNs®, LIRNs®, Capped LIRNs®, Market-Linked Step Up Notes, Asset Return” for that group. •The “% of Offerings Where MLI Underperforms Linked Autocallable Market-Linked Step Up Notes, STARS®, Bear STARS®, Asset” is the percentage of the offerings in which the MLI MITTS®, STEPS® and Coupon-Bearing Notes. had a lower return than the Linked Asset. Linked Asset Classes •The “% of Offerings Where Performance Is Equal” is the percentage of the offerings in which the MLI had a return Three different Linked Asset Classes were selected: Equity, equal to that of the Linked Asset. Commodity and Currency. Please note that each of these Linked Asset Classes may perform differently when linked to different •The “% of Offerings Where MLI Outperformed Linked Product Types. Asset” is the percentage of the offerings in which the MLI had a higher return than the Linked Asset. For each respective group: Please note that the outperformance and underperformance •The “Average Linked Asset Return” is equal to the simple figures represent only comparisons against the Linked Asset arithmetic average of the annualized returns of the Linked Assets and are not in any way an indication of absolute positive or for the MLI issuances in that group. In instances where the MLI negative performance by the MLI. 1

Performance Summary December 2013 MARKET-LINKED INVESTMENT SERIES MARKET DOWNSIDE PROTECTION ENHANCED INCOME MARKET ACCESS ENHANCED RETURN Important considerations •The Product Performance Summary tables on the •If the MLI pays periodic interest payments or following pages set forth the average performance of a large coupons, those payments or coupons are included number of MLIs. Because these amounts reflect the average in the MLI Return. performance of the indicated offerings, a significant number •The MITTS® Product Type includes MLIs that were of MLIs performed worse than these averages. not named MITTS but are included in the MITTS Product •MLIs that were redeemed or called early and would have Type because they included a significant market downside matured according to their terms after December 2013 were protection feature. included in this summary. This factor may introduce upward •The returns on the MLIs reflect the underwriting or downward bias to the Average MLI Return. compensation and other fees that are included in the terms •Returns for MLIs that were outstanding for more than one of the MLIs. year are annualized. •A wide variety of MLIs may be offered in the future. The •All MLI Returns are calculated pretax. performance of MLIs offered in the future is unlikely to be the •Returns are not asset weighted. Therefore, the returns same as the MLIs issued in the past. Accordingly, the results on each MLI count equally in determining the average MLI demonstrated in the performance tables may improve, or return, without regard to the aggregate principal amount of become worse, over time. each issuance. •The Product Types do not include all MLIs types that have •The Linked Asset for each MLI is the index, basket, equity, been offered historically. Additionally, MLIs based on interest commodity or currency referenced by the MLI. The Linked rates or inflation measures are not included in this summary. Asset Returns do not include dividends paid on the Linked •There are MLIs that have been offered that have not Asset. Such dividends would increase the return on the matured or been redeemed as of the date of this document. Linked Asset and decrease any outperformance or increase any You may contact a Merrill Lynch financial advisor to learn underperformance of the MLI. In some cases, the inclusion of more about the performance of MLI offerings that are not dividends in the return on a Linked Asset would cause it to included in this document. outperform the MLI, and not to underperform the MLI. 2

Performance Summary

December 2013

MARKET-LINKED INVESTMENT SERIES

MARKET DOWNSIDE PROTECTION   ENHANCED INCOME   MARKET ACCESS   ENHANCED RETURN

ACCELERATED RETURN NOTES® (ARNS®)

Offer enhanced exposure—typically three times—to the return of the linked asset subject to a cap. Downside exposure to the linked asset is on a one-to-one basis.

Payout profile

Shown here are some hypothetical payouts at maturity for ARNs linked to the S&P 500®. They are based on 3x participation in the increase in the S&P 500, a 21% cap on returns and 1:1 participation in declines, with up to 100% of principal at risk.

If the issuer goes bankrupt or is unable to pay its debts, investors could lose all of their investments.


RETURN AT MATURITY
S&P 500 does this
ARNs pay out this
ARNs outperform market
If the S&P 500 rises 25%, the ARNs return 21%.
If the S&P 500 falls 5%, the ARNs lose 5%.
If the S&P 500 rises 5%, the ARNs return 15%.
NO DOWNSIDE PROTECTION
21% CAP
-10%
-5%
0%
5%
10%
15%
20%
25%
15%
21%
21%
21%
21%

Hypothetical information is not a projection of future returns. S&P 500 return does not include dividends.

Product Performance

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return [1,2]	MLI Return[1]	MLI Outperformance/ Underperformance
Equity	Nasdaq-100 Index	January-2003	2.2	19.17%	17.28%	-1.89%
Equity	S&P 500 Index	March-2003	1.2	20.67%	14.79%	-5.88%
Equity	Nasdaq-100 Index	April-2003	1.2	21.33%	18.83%	-2.50%
Equity	AMEX Biotechnology Index	July-2003	1.2	11.21%	14.79%	3.58%
Equity	Nasdaq-100 Index	August-2003	1.2	15.18%	15.03%	-0.15%
Equity	Pfizer Inc	September-2003	1.2	-11.88%	-11.88%	0.00%
Equity	S&P 500 Index	October-2003	1.5	7.76%	11.03%	3.27%
Equity	Semiconductor HOLDRs	October-2003	1.2	-17.23%	-17.23%	0.00%
Equity	Citigroup Inc	October-2003	1.2	1.56%	4.67%	3.11%
Equity	Dow Jones Industrial Average	November-2003	1.2	14.75%	26.83%	12.08%
Equity	Nikkei 225 Index	February-2004	1.3	3.11%	9.26%	6.15%
Equity	Nikkei 225 Index	April-2004	1.2	-2.84%	-2.84%	0.00%
Equity	Global Equity Index Basket	May-2004	1.2	10.14%	9.90%	-0.24%
Equity	S&P 500 Index	May-2004	1.7	8.01%	9.68%	1.67%
Equity	Dow Jones Industrial Average	June-2004	1.6	1.5%	4.44%	2.94%

3

See page 47 for endnotes.

Performance Summary

December 2013

MARKET-LINKED INVESTMENT SERIES

MARKET DOWNSIDE PROTECTION   ENHANCED INCOME   MARKET ACCESS   ENHANCED RETURN

Product Performance (continued)

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return [1,2]	MLI Return[1]	MLI Outperformance/ Underperformance
Equity	Nasdaq-100 Index	July-2004	1.5	14.22%	12.92%	-1.3%
Equity	Russell 2000 Index	August-2004	1.2	13.08%	11.94%	-1.14%
Currency	Currency Exchange Rate	September-2004	1.2	-4.10%	-4.10%	0.00%
Equity	Russell 2000 Index	December-2004	1.5	3.67%	10.78%	7.11%
Equity	Dow Jones Industrial Average	February-2005	1.5	2.38%	7.08%	4.70%
Equity	AMEX Biotechnology Index	March-2005	1.5	21.49%	12.61%	-8.88%
Commodity	Dow Jones-UBS Commodity Index	May-2005	2.0	7.25%	14.02%	6.77%
Equity	Nasdaq-100 Index	June-2005	1.0	2.85%	8.60%	5.75%
Equity	Global Equity Basket	August-2005	1.2	16.40%	10.72%	-5.68%
Equity	Nikkei 225 Index	August-2005	1.2	26.31%	19.03%	-7.28%
Equity	Asian Equity Index Basket	November-2005	1.2	41.57%	14.79%	-26.78%
Equity	Russell 2000 Index	December-2005	1.2	16.09%	13.82%	-2.27%
Equity	Nikkei 225 Index	December-2005	1.2	8.61%	22.52%	13.91%
Equity	Nasdaq-100 Index	January-2006	1.5	9.94%	12.04%	2.10%
Equity	S&P 500 Index	February-2006	1.6	7.10%	9.57%	2.47%
Commodity	Gold Spot Price	February-2006	1.2	13.01%	16.41%	3.40%
Equity	Dow Jones Eurostoxx 50 Index	March-2006	1.2	12.89%	15.57%	2.68%
Equity	International Equity Index Basket	March-2006	1.2	14.85%	14.79%	-0.06%
Commodity	Dow Jones-UBS Commodity Index	March-2006	1.2	2.02%	6.04%	4.02%
Equity	Asian Equity Index Basket	May-2006	1.2	12.49%	17.82%	5.33%
Equity	Nikkei 225 Index	June-2006	1.2	9.45%	23.64%	14.19%
Equity	Russell 2000 Index	June-2006	1.2	11.51%	15.76%	4.25%
Equity	Nasdaq-100 Index	August-2006	1.2	32.67%	13.82%	-18.85%
Equity	Philadelphia Gold and Silver Index	August-2006	1.2	11.19%	28.26%	17.07%
Equity	S&P MidCap 400 Index	August-2006	1.0	15.69%	15.00%	-0.69%
Equity	Dow Jones Industrial Average	August-2006	1.2	12.68%	11.42%	-1.26%
Equity	Russell 2000 Index	September-2006	1.3	5.00%	14.80%	9.80%
Equity	Global Equity Index Basket	October-2006	1.2	1.89%	5.65%	3.76%
Equity	Nikkei 225 Index	November-2006	1.2	-5.34%	-5.34%	0.00%
Equity	Dow Jones Industrial Average	November-2006	1.3	1.70%	5.07%	3.37%
Equity	MSCI EAFE Index	November-2006	1.2	1.70%	5.08%	3.38%
Commodity	Gold Spot Price	December-2006	1.2	40.93%	11.54%	-29.39%
Equity	Energy Select Sector Index	December-2006	1.2	23.12%	18.57%	-4.55%
Commodity	Rogers International Commodity Index – Excess Return	December-2006	1.2	30.35%	15.60%	-14.75%
Equity	International Equity Index Basket	January-2007	1.2	31.06%	18.18%	-12.88%
Equity	S&P 500 Index	January-2007	1.2	-5.71%	-5.71%	0.00%
Equity	Asian Equity Index Basket	February-2007	1.2	1.09%	2.98%	1.89%
Equity	Topix Small Cap Index	February-2007	1.2	-26.29%	-26.29%	0.00%
Equity	Russell 2000 Index	February-2007	1.2	-7.77%	-7.77%	0.00%
Equity	Nikkei 225 Index	March-2007	1.2	-17.86%	-17.86%	0.00%
Commodity	Merrill Lynch Commodity Index – Excess Return	March-2007	1.2	36.06%	19.63%	-16.43%
Equity	Global Equity Index Basket	March-2007	1.2	-8.68%	-8.68%	0.00%

4

See page 47 for endnotes.

Performance Summary

December 2013

MARKET-LINKED INVESTMENT SERIES

MARKET DOWNSIDE PROTECTION   ENHANCED INCOME   MARKET ACCESS   ENHANCED RETURN

Product Performance (continued)

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return [1,2]	MLI Return[1]	MLI Outperformance/ Underperformance
Equity	S&P 500 Index	March-2007	1.1	-5.15%	-5.15%	0.00%
Equity	S&P MidCap 400 Index	March-2007	1.0	-7.36%	-7.36%	0.00%
Equity	MSCI EAFE Index	May-2007	1.2	-11.13%	-11.13%	0.00%
Equity	Russell 2000 Index	May-2007	1.3	-12.21%	-12.21%	0.00%
Equity	Greater China Equity Index Basket	May-2007	1.2	9.46%	20.12%	10.66%
Equity	Dow Jones Eurostoxx 50 Index	May-2007	1.2	-21.64%	-21.64%	0.00%
Commodity	Gold Spot Price	May-2007	1.2	30.89%	11.54%	-19.35%
Equity	International Equity Index Basket	May-2007	1.2	-13.82%	-13.82%	0.00%
Commodity	Dow Jones-UBS Commodity Index	May-2007	1.2	15.04%	24.44%	9.40%
Equity	Dow Jones Eurostoxx 50 Index	May-2007	1.2	-22.31%	-22.31%	0.00%
Equity	Nikkei 225 Index	May-2007	1.2	-21.98%	-21.98%	0.00%
Equity	MSCI EAFE Index	June-2007	1.2	-17.01%	-17.01%	0.00%
Equity	Dow Jones Eurostoxx 50 Index	June-2007	1.2	-21.24%	-21.24%	0.00%
Equity	Topix Small Cap Index	June-2007	1.2	-27.73%	-27.73%	0.00%
Equity	Asian Equity Index Basket	July-2007	1.2	-26.46%	-26.46%	0.00%
Equity	Nasdaq-100 Index	August-2007	1.0	-1.46%	-1.46%	0.00%
Equity	S&P MidCap 400 Index	August-2007	1.0	-5.58%	-5.58%	0.00%
Equity	Nikkei 225 Index	August-2007	1.2	-30.17%	-30.17%	0.00%
Equity	Philadelphia Defense Sector Index	August-2007	1.2	-18.45%	-18.45%	0.00%
Equity	S&P 500 Index	August-2007	1.2	-38.69%	-38.69%	0.00%
Equity	Russell 2000 Index	August-2007	1.2	-28.61%	-28.61%	0.00%
Equity	Dow Jones STOXX 600 Index	August-2007	1.2	-35.94%	-35.94%	0.00%
Commodity	Dow Jones-UBS Commodity Index	August-2007	1.2	-17.02%	-17.02%	0.00%
Equity	Philadelphia Gold and Silver Index	September-2007	1.2	-36.23%	-36.23%	0.00%
Equity	Nasdaq-100 Index	September-2007	1.2	-39.08%	-39.08%	0.00%
Equity	Russell 1000 Growth Index	September-2007	1.2	-37.52%	-37.52%	0.00%
Equity	S&P 500 Index	September-2007	1.2	-38.06%	-38.06%	0.00%
Equity	MSCI EAFE Index	September-2007	1.2	-44.10%	-44.10%	0.00%
Equity	Dow Jones BRIC 50 Index	September-2007	1.2	-50.02%	-50.02%	0.00%
Equity	Nasdaq-100 Index	October-2007	1.2	-38.85%	-38.85%	0.00%
Equity	Philadelphia Gold and Silver Index	October-2007	1.2	-32.89%	-32.89%	0.00%
Commodity	Rogers International Commodity Index – Excess Return	October-2007	1.2	-37.79%	-37.79%	0.00%
Equity	S&P 100 Index	November-2007	1.2	-36.40%	-36.40%	0.00%
Equity	Philadelphia Semiconductor Index	November-2007	1.2	-47.76%	-47.76%	0.00%
Equity	S&P MidCap 400 Index	November-2007	1.2	-36.42%	-36.42%	0.00%
Equity	Dow Jones Industrial Average	November-2007	1.2	-33.62%	-33.62%	0.00%
Equity	MSCI EAFE Index	November-2007	1.2	-44.89%	-44.89%	0.00%
Equity	Global Equity Index Basket	January-2008	1.2	-37.55%	-37.55%	0.00%
Equity	Nikkei 225 Index	January-2008	1.2	-34.34%	-34.34%	0.00%
Equity	Russell 2000 Index	January-2008	1.2	-33.37%	-33.37%	0.00%
Equity	S&P 500 Index	January-2008	1.2	-34.96%	-34.96%	0.00%
Equity	MSCI Emerging Markets Index	January-2008	1.2	-40.55%	-40.55%	0.00%

5

See page 47 for endnotes.

Performance Summary

December 2013

MARKET-LINKED INVESTMENT SERIES

MARKET DOWNSIDE PROTECTION ENHANCED INCOME MARKET ACCESS ENHANCED RETURN

Product Performance (continued)

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return [1,2]	MLI Return [2]	MLI Outperformance/ Underperformance
Commodity	Rogers International Commodity Index – Agriculture Excess Return	January-2008	1.2	-33.02%	-33.02%	0.00%
Equity	S&P Asia 50 Index	January-2008	1.2	-33.77%	-33.77%	0.00%
Equity	MSCI EAFE Index	February-2008	1.2	-38.96%	-38.96%	0.00%
Equity	Dow Jones Industrial Average	February-2008	1.2	-31.08%	-31.08%	0.00%
Equity	Russell 1000 Growth Index	February-2008	1.2	-28.11%	-28.11%	0.00%
Commodity	Rogers International Commodity Index – Excess Return	February-2008	1.2	-45.42%	-45.42%	0.00%
Equity	MSCI Brazil Index	February-2008	1.2	-43.25%	-43.25%	0.00%
Equity	S&P 500 Index	March-2008	1.2	-26.87%	-26.87%	0.00%
Equity	S&P MidCap 400 Index	March-2008	1.2	-23.22%	-23.22%	0.00%
Equity	Philadelphia Gold and Silver Index	March-2008	1.2	-15.15%	-15.15%	0.00%
Equity	Health Care Select Sector Index	March-2008	1.2	-16.65%	-16.65%	0.00%
Equity	Asian Equity Index Basket	March-2008	1.2	-17.92%	-17.92%	0.00%
Equity	WilderHill New Energy Global Innovation Index	March-2008	1.2	-34.72%	-34.72%	0.00%
Equity	International Equity Index Basket	April-2008	1.2	-34.23%	-34.23%	0.00%
Equity	S&P 500 Index	May-2008	1.2	-31.84%	-31.84%	0.00%
Commodity	Merrill Lynch Commodity Index – Excess Return	May-2008	1.2	-37.88%	-37.88%	0.00%
Equity	Nikkei 225 Index	May-2008	1.2	-25.04%	-25.04%	0.00%
Equity	Global Equity Index Basket	June-2008	1.2	-23.78%	-23.78%	0.00%
Commodity	Rogers International Commodity Index – Agriculture Excess Return	June-2008	1.2	-29.43%	-29.43%	0.00%
Equity	S&P 500 Index	June-2008	1.2	-21.95%	-21.95%	0.00%
Equity	MSCI EAFE Index	June-2008	1.2	-24.19%	-24.19%	0.00%
Equity	Technology Select Sector Index	June-2008	1.2	-14.04%	-14.04%	0.00%
Equity	S&P 500 Index	June-2008	1.2	-19.65%	-19.65%	0.00%
Equity	S&P 100 Index	June-2008	1.2	-18.25%	-18.25%	0.00%
Commodity	Gold Spot Price	July-2008	1.2	8.35%	24.44%	16.09%
Equity	S&P 500 Index	July-2008	1.2	-15.05%	-15.05%	0.00%
Commodity	Dow Jones-UBS Commodity Index	July-2008	1.2	-34.20%	-34.20%	0.00%
Equity	Russell 2000 Index	August-2008	1.2	-11.57%	-11.57%	0.00%
Equity	MSCI EAFE Index	August-2008	1.2	-14.58%	-14.58%	0.00%
Equity	Dow Jones Eurostoxx 50 Index	August-2008	1.2	-12.85%	-12.85%	0.00%
Equity	S&P MidCap 400 Index	August-2008	1.2	-11.80%	-11.80%	0.00%
Equity	Nasdaq-100 Index	August-2008	1.2	-6.73%	-6.73%	0.00%
Equity	MSCI EAFE Index	August-2008	1.2	-9.84%	-9.84%	0.00%
Equity	S&P 500 Index	September-2008	1.2	-7.36%	-7.36%	0.00%
Commodity	Dow Jones-UBS Commodity Index	September-2008	1.2	-20.64%	-20.64%	0.00%
Equity	Select Sectors Index Basket	October-2008	1.2	13.01%	23.48%	10.47%
Equity	S&P 500 Index	October-2008	1.2	16.22%	33.11%	16.89%
Equity	S&P 500 Index	October-2008	1.2	16.22%	26.49%	10.27%
Equity	Russell 2000 Index	October-2008	1.2	20.24%	30.63%	10.39%
Equity	Nikkei 225 Index	October-2008	1.2	21.74%	33.00%	11.26%
Equity	S&P 500 Index	November-2008	1.2	23.73%	36.29%	12.56%
Equity	Consumer Staples Select Sector Index	November-2008	1.2	10.86%	27.66%	16.80%

6

See page 47 for endnotes.

Performance Summary

December 2013

MARKET-LINKED INVESTMENT SERIES

MARKET DOWNSIDE PROTECTION ENHANCED INCOME MARKET ACCESS ENHANCED RETURN

Product Performance (continued)

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return [1,2]	MLI Return[1]	MLI Outperformance/ Underperformance
Equity	MSCI EAFE Index	November-2008	1.2	30.34%	33.47%	3.13%
Equity	S&P 500 Index	January-2009	1.2	22.83%	24.96%	2.13%
Commodity	Gold Spot Price	January-2009	1.2	19.69%	38.72%	19.03%
Equity	S&P 500 Index	January-2009	1.2	31.07%	28.61%	-2.46%
Equity	S&P 500 Index	February-2009	1.2	48.05%	25.42%	-22.63%
Equity	Russell 2000 Index	March-2009	1.2	44.87%	34.53%	-10.34%
Equity	S&P 500 Index	March-2009	1.2	30.55%	27.40%	-3.15%
Commodity	Gold Spot Price	March-2009	1.2	25.03%	35.61%	10.58%
Equity	Russell 3000 Index	April-2009	1.6	27.03%	14.91%	-12.12%
Equity	S&P 500 Index	May-2009	1.2	17.11%	22.59%	5.48%
Commodity	Dow Jones-UBS Commodity Index	May-2009	1.2	4.94%	14.69%	9.75%
Equity	MSCI EAFE Index	May-2009	1.2	11.52%	19.51%	7.99%
Commodity	MLCX Brent Index	May-2009	1.6	15.19%	27.82%	12.63%
Equity	S&P 500 Index	May-2009	1.2	18.87%	14.30%	-4.57%
Equity	S&P MidCap 400 Index	May-2009	1.2	28.53%	24.44%	-4.09%
Commodity	Rogers International Commodity Index – Excess Return	May-2009	1.2	4.53%	13.48%	8.95%
Equity	Russell 2000 Index	June-2009	1.2	18.96%	25.51%	6.55%
Equity	S&P 500 Index	June-2009	1.2	15.60%	19.75%	4.15%
Commodity	Rogers International Commodity Index – Excess Return	June-2009	1.2	2.67%	7.97%	5.30%
Equity	S&P MidCap 400 Index	July-2009	1.3	18.72%	17.63%	-1.09%
Commodity	Basket of Commodity Indices	July-2009	2.0	19.08%	23.49%	4.41%
Equity	Technology Select Sector Index	July-2009	1.2	12.44%	19.39%	6.95%
Equity	S&P 500 Index	July-2009	1.2	13.20%	18.06%	4.86%
Commodity	Gold Spot Price	July-2009	1.2	29.78%	22.64%	-7.14%
Commodity	Rogers International Commodity Index – Agriculture Excess Return	July-2009	1.2	19.08%	15.61%	-3.47%
Equity	Dow Jones Eurostoxx 50 Index	August-2009	2.0	-8.46%	-8.46%	0.00%
Equity	Energy Select Sector Index	August-2009	2.0	14.01%	22.58%	8.57%
Equity	S&P 500 Index	August-2009	2.0	7.66%	17.96%	10.30%
Commodity	Merrill Lynch Commodity Index Extra Agriculture X1 Index	August-2009	2.0	25.34%	18.64%	-6.70%
Equity	S&P 500 Index	August-2009	1.2	12.37%	20.21%	7.84%
Commodity	Rogers International Commodity Index – Excess Return	August-2009	1.2	15.61%	23.84%	8.23%
Equity	S&P 100 Index	September-2009	1.2	7.65%	14.79%	7.14%
Commodity	Gold Spot Price	September-2009	1.2	29.54%	24.92%	-4.62%
Equity	MSCI EAFE Index	September-2009	1.2	3.20%	9.53%	6.33%
Equity	Nasdaq-100 Index	October-2009	1.2	28.83%	16.61%	-12.22%
Equity	Energy Select Sector Index	October-2009	1.2	18.34%	24.17%	5.83%
Equity	S&P MidCap 400 Index	October-2009	1.2	30.69%	21.1%	-9.59%
Equity	S&P 500 Index	October-2009	1.2	18.26%	16.37%	-1.89%
Equity	MSCI EAFE Index	October-2009	1.2	5.02%	14.92%	9.90%
Equity	Energy Select Sector Index	November-2009	1.2	18.26%	21.48%	3.22%
Equity	S&P 500 Index	November-2009	1.2	13.38%	15.62%	2.24%
Commodity	Rogers International Commodity Index – Excess Return	November-2009	1.2	18.24%	20.36%	2.12%

7

See page 47 for endnotes.

Performance Summary

December 2013

MARKET-LINKED INVESTMENT SERIES

MARKET DOWNSIDE PROTECTION | ENHANCED INCOME | MARKET ACCESS | ENHANCED RETURN

Product Performance (continued)

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return [1,2]	MLI Return[1]	MLI Outperformance/ Underperformance
Commodity	Crude Oil Futures Contract	December-2009	1.2	14.20%	14.79%	0.59%
Equity	MSCI EAFE Index	December-2009	1.2	10.07%	15.15%	5.08%
Equity	Dow Jones U.S. Real Estate Index	January-2010	1.2	23.74%	27.62%	3.88%
Equity	Russell 2000 Index	January-2010	1.2	23.52%	18.31%	-5.21%
Equity	S&P 500 Index	January-2010	1.2	13.71%	14.23%	0.52%
Equity	Financial Select Sector Index	January-2010	1.2	10.53%	19.63%	9.10%
Equity	MSCI EAFE Index	January-2010	1.2	6.18%	14.91%	8.73%
Commodity	Gold Spot Price	January-2010	1.2	25.29%	18.43%	-6.86%
Equity	Energy Select Sector Index	February-2010	1.2	32.89%	18.06%	-14.83%
Equity	S&P 500 Index	February-2010	1.2	16.87%	13.28%	-3.59%
Equity	S&P MidCap 400 Index	February-2010	1.2	27.95%	15.45%	-12.50%
Equity	Russell 2000 Index	February-2010	1.2	27.15%	17.48%	-9.67%
Equity	MSCI EAFE Index	February-2010	1.2	14.09%	15.03%	0.94%
Commodity	Silver Spot Price	February-2010	1.2	139.83%	27.83%	-112.0%
Commodity	Rogers International Commodity Index – Excess Return	February-2010	1.2	32.37%	16.00%	-16.37%
Commodity	Silver Spot Price	March-2010	1.3	68.57%	26.25%	-42.32%
Equity	PHLX Oil Service Sector Index	March-2010	1.2	24.23%	20.03%	-4.20%
Equity	S&P 500 Index	March-2010	1.2	11.47%	11.91%	0.44%
Equity	Industrial Select Sector Index	March-2010	1.2	16.17%	13.72%	-2.45%
Commodity	Platinum Spot Price	March-2010	1.2	8.30%	24.54%	16.24%
Equity	MSCI EAFE Index	March-2010	1.2	6.55%	14.42%	7.87%
Commodity	Gold Spot Price	March-2010	1.2	32.08%	15.15%	-16.93%
Equity	MSCI Emerging Markets Index	March-2010	1.2	9.97%	14.06%	4.09%
Commodity	Merrill Lynch Commodity Index Extra A01 Index	March-2010	1.2	23.65%	12.35%	-11.3%
Commodity	MLCX – eXtra Agriculture ER Index	March-2010	3.0	8.37%	17.03%	8.66%
Equity	S&P 500 Index	April-2010	1.2	4.74%	12.99%	8.25%
Equity	Financial Select Sector Index	April-2010	1.2	-8.56%	-8.56%	0.00%
Equity	Philadelphia Oil Service Sector Index	April-2010	1.2	12.70%	22.48%	9.78%
Equity	Russell 2000 Index	April-2010	1.2	5.59%	16.60%	11.01%
Commodity	Rogers International Commodity Index – Excess Return	April-2010	1.2	17.57%	15.15%	-2.42%
Commodity	Silver Spot Price	April-2010	1.2	68.76%	20.68%	-48.08%
Equity	Energy Select Sector Index	May-2010	2.0	11.56%	20.04%	8.48%
Equity	PHLX Housing Sector Index	May-2010	1.2	0.65%	1.96%	1.31%
Equity	Russell 2000 Index	May-2010	1.2	24.30%	23.24%	-1.06%
Equity	S&P 500 Index	May-2010	1.2	20.58%	17.70%	-2.88%
Commodity	Gold Spot Price	May-2010	1.2	26.97%	15.29%	-11.68%
Equity	MSCI EAFE Index	May-2010	1.2	20.74%	18.91%	-1.83%
Equity	Brazil and China Index Basket	May-2010	1.2	10.15%	24.28%	14.13%
Equity	Apple Inc./Technology Select Sector	May-2010	1.2	29.57%	12.39%	-17.18%
Commodity	Copper Spot Price	June-2010	1.1	41.36%	25.07%	-16.29%
Equity	S&P 500 Index	June-2010	1.2	5.80%	15.57%	9.77%
Equity	S&P MidCap 400 Index	June-2010	1.2	8.12%	18.43%	10.31%

8

See page 47 for endnotes.

Performance Summary

December 2013

MARKET-LINKED INVESTMENT SERIES

MARKET DOWNSIDE PROTECTION   ENHANCED INCOME   MARKET ACCESS   ENHANCED RETURN

Product Performance (continued)

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return[1,2]	MLI Return[1]	MLI Outperformance/ Underperformance
Equity	Nasdaq-100 Index	June-2010	1.2	11.12%	15.57%	4.45%
Equity	Energy Select Sector Index	July-2010	1.2	10.50%	20.48%	9.98%
Equity	S&P MidCap 400 Index	July-2010	1.2	4.76%	14.15%	9.39%
Equity	Russell 2000 Index	July-2010	1.2	1.34%	4.02%	2.68%
Equity	S&P 500 Index	July-2010	1.2	3.97%	11.82%	7.85%
Equity	MSCI EAFE Index	July-2010	1.2	-6.87%	-6.87%	0.00%
Commodity	Rogers International Commodity Index – Excess Return	July-2010	1.2	10.52%	13.54%	3.02%
Commodity	Gold Spot Price	July-2010	1.2	34.50%	15.78%	-18.72%
Commodity	Silver Spot Price	July-2010	1.2	70.98%	24.77%	-46.21%
Equity	S&P 500 Index	August-2010	1.2	13.56%	17.65%	4.09%
Equity	Financial Select Sector Index	August-2010	1.2	-3.36%	-3.36%	0.00%
Commodity	Rogers International Commodity Index – Excess Return	August-2010	1.2	16.61%	13.31%	-3.30%
Equity	S&P 500 Index	September-2010	1.2	7.29%	15.01%	7.72%
Equity	PHLX Oil Service Sector Index	September-2010	1.2	18.01%	22.04%	4.03%
Equity	Russell 2000 Index	September-2010	1.2	8.21%	21.1%	12.89%
Equity	MSCI Emerging Markets Index	September-2010	1.2	-9.17%	-9.17%	0.00%
Commodity	Gold Spot Price	September-2010	1.2	25.74%	16.56%	-9.18%
Commodity	Rogers International Commodity Index – Excess Return	September-2010	1.2	9.19%	11.67%	2.48%
Equity	S&P 500 Index	October-2010	1.2	2.46%	7.34%	4.88%
Equity	Energy Select Sector Index	October-2010	1.2	9.56%	17.60%	8.04%
Equity	S&P MidCap 400 Index	October-2010	1.2	2.39%	7.14%	4.75%
Commodity	Rogers International Commodity Index – Excess Return	October-2010	1.2	-1.09%	-1.09%	0.00%
Commodity	Gold Spot Price	November-2010	1.2	20.74%	15.60%	-5.14%
Equity	MSCI EAFE Index	November-2010	1.2	-6.11%	-6.11%	0.00%
Equity	S&P 500 Index	November-2010	1.2	9.30%	13.57%	4.27%
Commodity	Crude Oil Futures Contract	December-2010	1.2	13.23%	13.73%	0.50%
Equity	MSCI EAFE Index	December-2010	1.2	-4.77%	-4.77%	0.00%
Commodity	Copper Spot Price	December-2010	1.1	-10.28%	-10.28%	0.00%
Equity	S&P 500 Index	December-2010	1.2	6.63%	12.25%	5.62%
Commodity	Gold Spot Price	December-2010	1.2	23.23%	14.55%	-8.68%
Equity	S&P 500 Index	January-2011	1.2	8.21%	12.82%	4.61%
Commodity	Crude Oil Futures Contract	January-2011	1.0	10.19%	12.21%	2.02%
Commodity	Copper Spot Price	January-2011	1.2	-13.18%	-13.18%	0.00%
Equity	Global Equity Basket	January-2011	2.0	3.03%	5.96%	2.93%
Equity	Financial Select Sector Index	January-2011	1.1	-4.05%	-4.05%	0.00%
Commodity	Gold Spot Price	January-2011	1.2	21.87%	12.77%	-9.10%
Commodity	Rogers International Commodity Index – Excess Return	January-2011	1.2	-0.59%	-0.59%	0.00%
Equity	Energy Select Sector Index	January-2011	1.2	1.12%	3.35%	2.23%
Equity	S&P 500 Index	January-2011	1.2	6.68%	11.18%	4.50%
Equity	MSCI EAFE Index	January-2011	1.2	-7.48%	-7.48%	0.00%
Equity	S&P MidCap 400 Index	January-2011	1.2	5.34%	12.79%	7.45%
Commodity	Copper Spot Price	January-2011	1.1	-11.85%	-11.85%	0.00%

9

See page 47 for endnotes.

Performance Summary

December 2013

MARKET-LINKED INVESTMENT SERIES

MARKET DOWNSIDE PROTECTION   ENHANCED INCOME   MARKET ACCESS   ENHANCED RETURN

Product Performance (continued)

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return [1,2]	MLI Return[1]	MLI Outperformance/ Underperformance
Equity	Global Equity Basket	February-2011	1.2	-1.76%	-1.76%	0.00%
Equity	Global Equity Basket	February-2011	1.2	-2.96%	-2.96%	0.00%
Commodity	Rogers International Commodity Index – Excess Return	February-2011	1.2	-8.05%	-8.05%	0.00%
Equity	MSCI EAFE Index	February-2011	1.2	-10.57%	-10.57%	0.00%
Equity	Nasdaq-100 Index	February-2011	1.2	12.84%	11.57%	-1.27%
Equity	S&P 500 Index	February-2011	1.2	4.43%	11.57%	7.14%
Equity	Industrial Select Sector Index	February-2011	1.2	0.70%	2.09%	1.39%
Equity	Energy Select Sector Index	February-2011	1.2	-8.07%	-8.07%	0.00%
Commodity	Copper Spot Price	February-2011	1.1	-9.57%	-9.57%	0.00%
Commodity	Rogers International Commodity Index – Agriculture Excess Return	March-2011	1.2	-19.56%	-19.56%	0.00%
Equity	Energy Select Sector Index	March-2011	1.2	-14.58%	-14.58%	0.00%
Commodity	Palladium Spot Price	March-2011	1.2	-18.84%	-18.84%	0.00%
Equity	S&P 500 Index	March-2011	1.2	0.12%	0.35%	0.23%
Equity	MSCI EAFE Index	March-2011	1.2	-16.16%	-16.16%	0.00%
Commodity	Gold Spot Price	March-2011	1.2	6.95%	12.62%	5.67%
Equity	Financial Select Sector Index	March-2011	1.2	-12.27%	-12.27%	0.00%
Equity	Russell 2000 Index	March-2011	1.2	-5.90%	-5.90%	0.00%
Equity	Dell Inc	April-2011	1.2	-15.21%	-15.21%	0.00%
Equity	Energy Select Sector Index	April-2011	1.2	-17.05%	-17.05%	0.00%
Equity	S&P MidCap 400 Index	April-2011	1.2	-8.22%	-8.22%	0.00%
Equity	Russell 2000 Index	April-2011	1.2	-8.92%	-8.92%	0.00%
Equity	MSCI EAFE Index	April-2011	1.2	-19.50%	-19.50%	0.00%
Equity	S&P 500 Index	April-2011	1.2	-1.87%	-1.87%	0.00%
Commodity	Silver Spot Price	April-2011	1.2	-38.00%	-38.00%	0.00%
Commodity	Merrill Lynch Commodity Index – Excess Return	April-2011	1.2	-20.26%	-20.26%	0.00%
Commodity	Basket of Commodity Indices	May-2011	2.0	-7.51%	-7.51%	0.00%
Commodity	Front Month Brent Crude Oil Futures Contract	May-2011	1.5	-3.43%	-3.43%	0.00%
Commodity	Palladium Spot Price	May-2011	1.2	-20.19%	-20.19%	0.00%
Equity	MSCI EAFE Index	May-2011	1.2	-14.29%	-14.29%	0.00%
Equity	S&P 500 Index	May-2011	1.2	2.16%	6.46%	4.30%
Equity	MSCI Emerging Markets Index	May-2011	1.2	-15.49%	-15.49%	0.00%
Equity	PHLX Oil Service Sector Index	May-2011	1.2	-18.26%	-18.26%	0.00%
Commodity	Rogers International Commodity Index – Agriculture Excess Return	May-2011	1.2	-8.69%	-8.69%	0.00%
Commodity	Gold Spot Price	May-2011	1.2	5.43%	12.84%	7.41%
Commodity	Merrill Lynch Commodity Index eXtra A06 Index – Excess Return	June-2011	1.0	-21.82%	-21.82%	0.00%
Commodity	Basket of Commodity Indices	June-2011	1.2	-7.21%	-7.21%	0.00%
Commodity	Front Month Brent Crude Oil Futures Contract	June-2011	1.4	-6.35%	-6.35%	0.00%
Equity	PHLX Oil Service Sector Index	June-2011	1.2	-8.79%	-8.79%	0.00%
Equity	S&P 500 Index	June-2011	1.2	8.10%	12.99%	4.89%
Equity	Financial Select Sector Index	June-2011	1.2	1.27%	3.80%	2.53%
Commodity	Rogers International Commodity Index – Excess Return	June-2011	1.2	-1.44%	-1.44%	0.00%
Equity	Global Equity Basket	June-2011	1.2	-1.94%	-1.94%	0.00%

10

See page 47 for endnotes.

Performance Summary

December 2013

MARKET-LINKED INVESTMENT SERIES

MARKET DOWNSIDE PROTECTION | ENHANCED INCOME | MARKET ACCESS | ENHANCED RETURN

Product Performance (continued)

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return [1,2]	MLI Return[1]	MLI Outperformance/ Underperformance
Equity	Russell 2000 Index	June-2011	1.2	0.81%	2.43%	1.62%
Commodity	Rogers International Commodity Index – Agriculture Excess Return	July-2011	1.2	-3.52%	-3.52%	0.00%
Equity	S&P 500 Index	July-2011	1.2	9.86%	11.99%	2.13%
Equity	PHLX Semiconductor Sector Index	July-2011	1.2	0.17%	0.52%	0.35%
Commodity	Rogers International Commodity Index – Excess Return	July-2011	1.2	-5.14%	-5.14%	0.00%
Equity	MSCI EAFE Index	July-2011	1.2	-6.56%	-6.56%	0.00%
Equity	MSCI Brazil Index	July-2011	1.2	-16.93%	-16.93%	0.00%
Equity	Russell 2000 Index	July-2011	1.2	5.34%	15.85%	10.51%
Commodity	Copper Spot Price	July-2011	1.2	-12.72%	-12.72%	0.00%
Equity	Russell 2000	July-2011	2.0	-17.13%	-11.30%	5.83%
Commodity	Gold Spot Price	August-2011	1.2	-0.65%	-0.65%	0.00%
Commodity	Front Month Palladium Futures Contract	August-2011	1.3	-11.74%	-11.74%	0.00%
Equity	S&P MidCap 400 Index	August-2011	1.2	11.21%	16.00%	4.79%
Equity	S&P 500 Index	August-2011	1.2	15.35%	15.11%	-0.24%
Commodity	Rogers International Commodity Index – Excess Return	September-2011	1.2	-5.23%	-5.23%	0.00%
Commodity	Front Month Platinum Futures Contract	September-2011	1.2	2.43%	7.26%	4.83%
Equity	Energy Select Sector Index	September-2011	1.2	13.80%	24.73%	10.93%
Equity	S&P MidCap 400 Index	September-2011	1.2	18.28%	21.51%	3.23%
Equity	S&P 500 Index	September-2011	1.2	16.84%	18.40%	1.56%
Equity	Russell 2000 Index	September-2011	1.2	17.37%	25.42%	8.05%
Equity	NYSE Arca Gold Miners Index	September-2011	1.2	-10.79%	-10.79%	0.00%
Equity	MSCI EAFE Index	September-2011	1.2	7.17%	21.23%	14.06%
Commodity	Dow Jones-UBS Commodity Index – Excess Return	September-2011	1.2	0.04%	0.13%	0.09%
Commodity	Dow Jones-UBS Agriculture Index	September-2011	2.0	-9.88%	-9.88%	0.00%
Commodity	Dow Jones-UBS Agriculture Sub-Index – Excess Return	October-2011	1.2	1.49%	4.46%	2.97%
Commodity	Rogers International Commodity Index – Excess Return	October-2011	1.2	-1.27%	-1.27%	0.00%
Equity	Technology Select Sector Index	October-2011	1.2	9.99%	21.24%	11.25%
Equity	MSCI Emerging Markets Index	October-2011	1.2	6.92%	20.36%	13.44%
Equity	S&P 500 Index	November-2011	1.2	14.84%	17.36%	2.52%
Equity	NYSE Arca Gold Miners Index	November-2011	1.2	-20.50%	-20.50%	0.00%
Equity	Russell 2000 Index	November-2011	1.2	22.69%	25.49%	2.80%
Equity	S&P 500 Index	November-2011	1.2	20.16%	19.44%	-0.72%
Equity	PHLX Oil Service Sector Index	November-2011	1.2	7.13%	21.11%	13.98%
Equity	MSCI EAFE Index	November-2011	1.2	17.98%	29.32%	11.34%
Commodity	Rogers International Commodity Index – Excess Return	November-2011	1.2	3.44%	10.26%	6.82%
Commodity	Gold Spot Price	November-2011	1.2	-2.09%	-2.09%	0.00%
Commodity	Gold Spot Price	December-2011	1.2	-0.61%	-0.61%	0.00%
Equity	S&P 500 Index	December-2011	1.2	18.35%	22.74%	4.39%
Equity	S&P 500 Index	January-2012	1.1	17.30%	16.08%	-1.22%
Equity	S&P MidCap 400 Index	January-2012	1.1	23.46%	18.65%	-4.81%
Equity	Consumer Staples Select Sector Index	January-2012	1.1	14.64%	16.40%	1.76%
Equity	Energy Select Sector Index	January-2012	1.1	9.46%	21.92%	12.46%

11

See page 47 for endnotes.

Performance Summary

December 2013

MARKET-LINKED INVESTMENT SERIES

MARKET DOWNSIDE PROTECTION | ENHANCED INCOME | MARKET ACCESS | ENHANCED RETURN

Product Performance (continued)

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return [1,2]	MLI Return[1]	MLI Outperformance/ Underperformance
Commodity	Rogers International Commodity Index – Excess Return	January-2012	1.1	2.26%	6.75%	4.49%
Equity	MSCI Emerging Markets Index	January-2012	1.1	12.38%	22.94%	10.56%
Commodity	Rogers International Commodity Index – Excess Return	January-2012	1.2	-1.53%	-1.53%	0.00%
Equity	S&P 500 Index	January-2012	1.2	14.77%	12.76%	-2.01%
Equity	MSCI EAFE Index	January-2012	1.2	9.71%	18.91%	9.20%
Commodity	Gold Spot Price	January-2012	1.2	-6.20%	-6.20%	0.00%
Equity	Technology Select Sector Index	January-2012	1.2	10.18%	11.86%	1.68%
Equity	Russell 2000 Index	January-2012	1.2	16.01%	18.31%	2.30%
Equity	MSCI EAFE Index	February-2012	1.2	6.29%	17.94%	11.65%
Equity	Dow Jones Global Titans 50 Index	February-2012	1.2	8.11%	13.33%	5.22%
Equity	S&P 500 Index	February-2012	1.2	11.76%	13.26%	1.50%
Equity	NYSE Arca Gold Miners Index	February-2012	1.2	-44.49%	-44.49%	0.00%
Equity	S&P 500 Index	February-2012	1.2	11.76%	14.81%	3.05%
Commodity	Dow Jones-UBS Agriculture Sub-Index – Excess Return	February-2012	1.2	-3.00%	-3.00%	0.00%
Commodity	Silver Spot Price	February-2012	1.2	-22.30%	-22.30%	0.00%
Equity	S&P 500 Index	March-2012	1.2	14.88%	14.45%	-0.43%
Commodity	Rogers International Commodity Index – Excess Return	March-2012	1.2	-4.79%	-4.79%	0.00%
Equity	S&P 500 Index	March-2012	1.2	14.85%	11.69%	-3.16%
Equity	Energy Select Sector Index	March-2012	1.2	12.57%	15.64%	3.07%
Equity	S&P MidCap 400 Index	March-2012	1.2	16.71%	16.05%	-0.66%
Commodity	Gold Spot Price	March-2012	1.2	-14.34%	-14.34%	0.00%
Equity	MSCI EAFE Index	March-2012	1.2	11.20%	18.67%	7.47%
Commodity	Rogers International Commodity Index – Excess Return	April-2012	1.2	-4.55%	-4.55%	0.00%
Equity	S&P 500 Index	April-2012	1.2	11.43%	14.62%	3.19%
Equity	MSCI EAFE Index	April-2012	1.2	6.78%	18.67%	11.89%
Equity	Energy Select Sector Index	April-2012	1.2	8.81%	15.98%	7.17%
Equity	Nasdaq-100 Index	April-2012	1.2	4.97%	14.77%	9.80%
Commodity	Palladium Futures	May-2012	1.2	20.58%	19.95%	-0.63%
Commodity	Rogers Commodity Index	May-2012	1.2	2.99%	8.91%	5.92%
Equity	Energy Select Sector	May-2012	1.2	22.46%	18.91%	-3.55%
Equity	Russell 2000	May-2012	1.2	29.95%	22.88%	-7.07%
Equity	Financial Basket	May-2012	1.2	53.42%	32.52%	-20.90%
Equity	MSCI EAFE	May-2012	1.2	23.01%	20.12%	-2.89%
Equity	S&P 500	May-2012	1.2	22.82%	17.26%	-5.56%
Commodity	Gold Spot	May-2012	1.2	-13.06%	-13.06%	0.00%
Commodity	Rogers Commodity	June-2012	1.2	9.23%	14.18%	4.95%
Commodity	MLCX Commodity Index	June-2012	1.2	0.77%	2.30%	1.53%
Equity	MSCI EAFE	June-2012	1.2	21.83%	18.91%	-2.92%
Equity	NYSE Arca Gold Miners	June-2012	1.2	-27.37%	-27.37%	0.00%
Equity	S&P 400 Midcap	June-2012	1.2	26.08%	15.03%	-11.05%
Equity	Russell 2000	June-2012	1.2	26.59%	18.91%	-7.68%
Equity	S&P 500	June-2012	1.2	19.76%	14.23%	-5.53%

12

See page 47 for endnotes.

Performance Summary

December 2013

MARKET-LINKED INVESTMENT SERIES

MARKET DOWNSIDE PROTECTION   ENHANCED INCOME   MARKET ACCESS   ENHANCED RETURN

Product Performance (continued)

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return [1,2]	MLI Return[1]	MLI Outperformance/ Underperformance
Commodity	Silver Spot	June-2012	1.2	-7.90%	-7.90%	0.00%
Commodity	Gold Spot	June-2012	1.2	-7.50%	-7.50%	0.00%
Equity	MSCI Emerging Markets	July-2012	1.2	7.86%	15.54%	7.68%
Equity	PHLX Housing Sector Index	July-2012	1.2	28.95%	22.30%	-6.65%
Equity	S&P 500	July-2012	1.2	21.11%	12.62%	-8.49%
Equity	Energy Select Sector	July-2012	1.2	18.07%	17.02%	-1.05%
Equity	S&P 100	July-2012	1.2	18.04%	11.72%	-6.32%
Equity	Nasdaq-100	July-2012	1.2	20.29%	16.13%	-4.16%
Commodity	Gold Spot	July-2012	1.2	-15.46%	-15.46%	0.00%
Commodity	Rogers Commodity	August-2012	1.2	-4.07%	-4.07%	0.00%
Equity	MSCI EAFE	August-2012	1.2	22.75%	20.14%	-2.61%
Equity	Oil Services Sector	August-2012	1.2	24.37%	19.83%	-4.54%
Equity	Russell 2000	August-2012	1.2	29.97%	19.63%	-10.34%
Equity	NYSE Arca Gold Miners	August-2012	1.2	-40.82%	-40.82%	0.00%
Equity	S&P 500	August-2012	1.2	19.88%	13.23%	-6.65%
Commodity	Rogers Commodity	September-2012	1.2	-7.23%	-7.23%	0.00%
Equity	S&P 500	September-2012	1.2	19.51%	13.28%	-6.23%
Equity	Russell 2000	September-2012	1.2	25.76%	15.57%	-10.19%
Equity	MSCI EAFE	September-2012	1.2	18.74%	16.59%	-2.15%
Equity	MSCI Brazil	September-2012	1.2	-9.49%	-9.49%	0.00%
Equity	PHLX Semiconductor	September-2012	1.2	24.48%	17.94%	-6.54%

Product Performance Summary

					% OF DEALS WHERE:		
	Number of Offerings	Average Linked Asset Return[1,2]	Average MLI Return[1]	Average MLI Outperformance/ Underperformance[1]	MLI Underperforms Linked Asset	Performance Is Equal	MLI Outperforms Linked Asset
All Linked Asset Classes	414	2.91%	3.16%	0.25%	23.43%	38.89%	37.68%
Equity	306	2.06%	3.33%	1.27%	23.20%	35.95%	40.85%
Commodity	107	5.42%	2.73%	-2.69%	24.30%	46.73%	28.97%
Currency	1	-4.10%	-4.10%	0.00%	0.00%	100.00%	0.00%

13

See page 47 for endnotes.

Performance Summary

December 2013

MARKET-LINKED INVESTMENT SERIES

MARKET DOWNSIDE PROTECTION · ENHANCED INCOME · MARKET ACCESS · ENHANCED RETURN

BEAR ACCELERATED RETURN NOTES® (BEAR ARNS®)

Offer enhanced exposure, with the positive returns based on a multiple—typically five times—of any decline in value of the linked asset, subject to a cap. Negative returns on the Bear ARNs are on a one-to-one basis based on any increase of the linked asset.

Product Performance

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Strategy Return[1,2,3]	MLI Return[1]	MLI Outperformance/ Underperformance
Equity	Philadelphia Housing Index	June-2005	2.0	3.84%	11.11%	7.27%
Equity	Philadelphia Housing Index	December-2005	1.2	11.60%	26.83%	15.23%
Equity	S&P 500 Index	June-2006	0.8	-11.78%	-11.78%	0.00%
Commodity	Crude Oil Futures Contract	September-2006	1.1	-13.43%	-9.13%	4.30%
Equity	Philadelphia Housing Index	September-2006	0.8	-7.70%	-7.70%	0.00%
Equity	Nasdaq-100 Index	November-2006	0.8	-8.51%	0.00%	8.51%
Equity	Philadelphia Housing Index	March-2007	1.1	32.13%	26.94%	-5.19%
Equity	Cohen & Steers Realty Majors Portfolio Index	March-2007	1.2	10.71%	27.78%	17.07%
Equity	S&P 500 Index	May-2007	1.2	12.53%	19.63%	7.10%
Equity	Philadelphia Housing Index	May-2007	1.2	41.05%	27.78%	-13.27%
Equity	S&P 500 Index	June-2007	0.8	14.83%	42.15%	27.32%
Equity	Dow Jones Industrial Average	June-2007	1.2	11.60%	18.02%	6.42%
Equity	Philadelphia Housing Index	June-2007	1.2	32.96%	26.11%	-6.85%
Equity	Russell 2000 Index	July-2007	1.2	11.24%	26.11%	14.87%
Equity	Utilities Select Sector Index	July-2007	1.2	10.45%	16.97%	6.52%
Equity	Mortgage Finance Basket	August-2007	1.2	47.81%	16.00%	-31.81%
Equity	Russell 3000 Index	August-2007	1.2	28.01%	21.63%	-6.38%
Equity	Russell 3000 Index	November-2007	1.2	34.71%	21.68%	-13.03%
Equity	Russell 2000 Index	November-2007	1.2	33.08%	23.96%	-9.12%
Equity	Consumer Discretionary Select Sector Index	January-2008	1.2	29.55%	16.00%	-13.55%
Equity	Energy Select Sector Index	February-2008	1.2	32.90%	16.41%	-16.49%
Equity	S&P 500 Index	February-2008	1.2	30.25%	10.39%	-19.86%
Equity	Energy Select Sector Index	May-2008	1.2	32.60%	16.41%	-16.19%
Commodity	Crude Oil Futures Contract	June-2008	1.0	47.95%	25.05%	-22.90%
Equity	Russell 3000 Index	July-2008	1.2	14.36%	14.38%	0.02%
Equity	S&P 500 Index	August-2008	1.2	13.15%	15.60%	2.45%
Equity	Russell 2000 Index	October-2008	1.1	0.12%	0.58%	0.46%
Equity	S&P 500 Index	October-2008	1.2	-16.77%	-8.21%	8.56%
Equity	S&P 500 Index	November-2008	1.2	-24.93%	-16.21%	8.72%
Equity	Retail Select Industry Index	January-2009	1.0	-74.33%	-64.33%	10.00%
Equity	S&P 500 Index	January-2009	0.8	-24.27%	-14.27%	10.00%
Equity	S&P 500 Index	February-2009	1.0	-47.72%	-37.72%	10.00%
Equity	S&P 500 Index	March-2009	1.2	-32.58%	-23.68%	8.90%
Equity	S&P 500 Index	May-2009	1.2	-16.31%	-7.76%	8.55%
Equity	S&P 500 Index	October-2009	1.1	-13.95%	-13.95%	0.00%

14

See page 47 for endnotes.

Performance Summary

December 2013

MARKET-LINKED INVESTMENT SERIES

MARKET DOWNSIDE PROTECTION ENHANCED INCOME MARKET ACCESS ENHANCED RETURN

Product Performance (continued)

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Strategy Return[1,2,3]	MLI Return[1]	MLI Outperformance/ Underperformance
Equity	S&P 500 Index	November-2009	0.5	1.92%	9.61%	7.69%
Equity	S&P 500 Index	January-2010	0.5	-0.13%	-0.13%	0.00%
Equity	S&P 500 Index	February-2010	0.5	2.08%	6.23%	4.15%
Equity	S&P 500 Index	February-2010	0.5	2.99%	8.65%	5.66%
Equity	S&P 500 Index	March-2010	0.5	2.44%	7.33%	4.89%
Equity	Russell 2000 Index	May-2010	0.5	-12.50%	-12.50%	0.00%
Equity	S&P 500 Index	July-2010	0.5	-20.19%	-20.19%	0.00%
Equity	S&P 500 Index	July-2010	0.5	-16.70%	-16.70%	0.00%
Equity	S&P 500 Index	August-2010	0.5	-26.28%	-26.28%	0.00%
Equity	S&P 500 Index	September-2010	0.3	-12.08%	-12.08%	0.00%
Equity	S&P 500 Index	September-2010	0.5	-12.05%	-12.05%	0.00%
Equity	S&P 500 Index	October-2010	0.6	-14.37%	-14.37%	0.00%
Equity	Russell 2000 Index	November-2010	0.5	-14.51%	-14.51%	0.00%
Equity	S&P 500 Index	January-2011	0.6	-4.94%	-4.94%	0.00%
Equity	S&P 500 Index	January-2011	0.5	-2.87%	-2.87%	0.00%
Equity	Russell 2000 Index	February-2011	0.5	10.54%	12.06%	1.52%
Equity	Russell 2000 Index	June-2011	0.5	10.47%	12.99%	2.52%
Equity	Russell 2000 Index	July-2011	2.0	-17.13%	-11.30%	5.83%
Equity	Russell 2000 Index	September-2011	0.5	-16.82%	-16.82%	0.00%
Equity	Russell 2000 Index	January-2012	0.5	-3.07%	0.00%	3.07%
Equity	Russell 2000 Index	January-2012	0.6	-2.22%	-2.22%	0.00%
Equity	Russell 2000 Index	September-2012	0.5	-13.12%	-13.12%	0.00%

Product Performance Summary

					% OF DEALS WHERE:		
	Number of Offerings	Average Strategy Return[1,2,3]	Average MLI Return[1]	Average MLI Outperformance/ Underperformance[1]	MLI Underperforms Strategy Return	Performance Is Equal	MLI Outperforms Strategy Return
All Linked Asset Classes	57	1.52%	2.27%	0.75%	21.05%	29.82%	49.12%
Equity	55	0.95%	2.07%	1.12%	20.00%	30.91%	49.09%
Commodity	2	17.26%	7.96%	-9.30%	50.00%	0.00%	50.00%
Currency	0	—	—	—	—	—	—

15

See page 47 for endnotes.

Performance Summary December 2013 MARKET-LINKED INVESTMENT SERIES MARKET DOWNSIDE PROTECTION ENHANCED INCOME MARKET ACCESS ENHANCED RETURN LEVERAGED INDEX RETURN NOTES® (LIRNS®) Offer enhanced exposure to a linked asset, while offering some buffer against the risk of losses. Beyond the buffer, downside exposure to the linked asset is on a one-to-one basis. Payout profile Shown here are some hypothetical payouts at maturity for LIRNs tied to the S&P 500. They are based on 1.25x participation in the increase in the S&P 500 and 1:1 participation in declines beyond a 10% buffer, with up to 90% of the principal at risk. If the issuer goes bankrupt or is unable to pay its debts, investors could lose all of their investments. If the S&P 500 rises 30%, LIRNs return 37.5%. ReTuRn AT MATuRiTy 50% S&P 500 LIRNs 37.5% does this pay out this 25% LIRNs outperform market 12.5% 0% 0% –10% 0% 10% 20% 30% 40% –10% DOWNSIDE –20% PROTECTION –30% –20% If the S&P 500 falls 10%, you still receive your principal. 10% –40% –30% –40% If the S&P 500 falls 30%, LIRNs lose 20%. –50% Hypothetical information is not a projection of future returns. S&P 500 return does not include dividends. Product Performance Linked Asset Term Linked Asset MLI MLI Outperformance/ Linked Asset Pricing Date 1,2 1 Class (years) Return Return Underperformance Equity Nikkei 225 Index August-2004 4.5 -8.63% -3.98% 4.65% Equity Dow Jones Industrial Average September-2004 5.0 -0.63% 0.00% 0.63% Commodity Dow Jones-UBS Commodity Index December-2004 5.1 -1.61% 0.00% 1.61% Equity Global Equity Index Basket December-2004 5.0 -1.01% 0.00% 1.01% Commodity Dow Jones-UBS Commodity Index February-2005 5.0 -2.10% 0.00% 2.10% Equity Emerging Market Equity Basket March-2006 3.5 2.56% 2.70% 0.14% Commodity Rogers International Commodity Index – Excess Return November-2006 3.5 -6.63% -0.48% 6.15% Equity MSCI Emerging Markets Index March-2007 3.5 3.04% 3.34% 0.30% Commodity Rogers International Commodity Index – Agriculture Excess Return March-2007 3.0 -7.08% 0.00% 7.08% Commodity Rogers International Commodity Index – Agriculture Excess Return August-2007 2.5 -9.01% -0.41% 8.60% Equity Global Equity Index Basket August-2007 2.0 -18.50% -12.58% 5.92% Equity Global Equity Index Basket November-2007 2.4 -12.52% -7.68% 4.84% Commodity MLCX Biofuels-Excess Return Index November-2007 2.3 -2.94% 0.00% 2.94% Equity Merrill Lynch Commodity Index – Excess Return February-2008 4.0 -6.18% -2.29% 3.89% Equity Global Equity Index Basket March-2008 3.0 -5.28% -1.70% 3.58% 16 See page 47 for endnotes.

Performance Summary

December 2013

MARKET-LINKED INVESTMENT SERIES

MARKET DOWNSIDE PROTECTION ENHANCED INCOME MARKET ACCESS ENHANCED RETURN

Product Performance (continued)

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return[1,2]	MLI Return[1]	MLI Outperformance/ Underperformance
Commodity	Rogers International Commodity Index – Excess Return	March-2008	3.3	-8.27%	-4.73%	3.54%
Commodity	Rogers International Commodity Index – Excess Return	May-2008	3.5	-8.19%	-4.81%	3.38%
Commodity	Rogers International Commodity Index – Agriculture Excess Return	June-2008	3.0	-6.06%	-2.24%	3.82%
Equity	S&P 500 Index	May-2009	3.0	13.95%	18.10%	4.15%
Equity	S&P 500 Index	June-2009	3.0	13.86%	17.91%	4.05%
Commodity	Rogers International Commodity Index – Agriculture Excess Return	June-2009	3.1	8.62%	10.94%	2.32%
Equity	S&P 500 Index	July-2009	3.0	11.73%	15.67%	3.94%
Equity	MSCI EAFE Index	July-2009	3.0	-0.25%	0.00%	0.25%
Commodity	Rogers International Commodity Index – Excess Return	July-2009	3.0	7.08%	8.23%	1.15%
Equity	S&P 100	August-2010	3.0	15.53%	19.45%	3.92%
Commodity	Rogers Commodity	October-2010	3.0	0.58%	0.64%	0.06%
Equity	Dow Jones Global Titans 50 Index	January-2011	2.0	4.27%	5.85%	1.58%
Equity	Dow Jones Global Titans 50 Index	February-2011	2.0	4.92%	6.50%	1.58%
Equity	Dow Jones Global Titans 50 Index	April-2011	2.0	3.61%	4.78%	1.17%
Equity	MSCI Singapore Free Index and the MSCI Taiwan Index	April-2011	2.0	-3.18%	0.00%	3.18%
Equity	Dow Jones Global Titans 50 Index	June-2011	2.0	7.47%	8.44%	0.97%

Product Performance Summary

					% OF DEALS WHERE:		
	Number of Offerings	Average Linked Asset Return[1,2]	Average MLI Return[1]	Average MLI Outperformance/ Underperformance[1]	MLI Underperforms Linked Asset	Performance Is Equal	MLI Outperforms Strategy Return
All Linked Asset Classes	31	-0.35%	2.63%	2.98%	0.00%	0.00%	100.00%
Equity	19	1.30%	3.92%	2.62%	0.00%	0.00%	100.00%
Commodity	12	-2.97%	0.59%	3.56%	0.00%	0.00%	100.00%
Currency	0	—	—	—	—	—	—

17

See page 47 for endnotes.

Performance Summary

December 2013

MARKET-LINKED INVESTMENT SERIES

MARKET DOWNSIDE PROTECTION | ENHANCED INCOME | MARKET ACCESS | ENHANCED RETURN

CAPPED LEVERAGED INDEX RETURN NOTES® (CAPPED LIRNS®)

Offer enhanced exposure—typically two times—to the return of the linked asset subject to a cap, while offering some buffer against the risk of losses. Beyond the buffer, downside exposure to the linked asset is on a one-to-one basis.

Payout profile

Shown here are some hypothetical payouts at maturity for Capped LIRNs tied to the S&P 500. They are based on 2x participation in the increase in the S&P 500 with a 16% cap on returns and 1:1 participation in declines beyond a 10% buffer, with up to 90% of the principal at risk.

If the issuer goes bankrupt or is unable to pay its debts, investors could lose all of their investments.



If the S&P 500 rises 40%, the CLIRNs return 16%.
RETURN AT MATURITY
S&P 500 does this
CLIRNs pay out this
CLIRNs outperform market
10% DOWNSIDE PROTECTION
-20%
-30%
-15%
-25%
-10%
-20%
-5%
-15%
0%
-10%
0%
-5%
0%
0%
10%
5%
16%
8%
16%
15%
16%
20%
16%
30%
16%
40%
16% CAP
If the S&P 500 rises 8%, the CLIRNs return 16%.
If the S&P 500 falls 15%, the CLIRNs lose 5%.

Hypothetical information is not a projection of future returns. S&P 500 return does not include dividends.

Product Performance

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return [1,2]	MLI Return[1]	MLI Outperformance/ Underperformance
Equity	Russell 2000 Index	May-2008	1.5	-12.24%	-5.26%	6.98%
Commodity	Natural Gas	June-2008	2.3	-34.26%	-24.05%	10.21%
Equity	International Small Cap Basket	June-2008	1.5	-14.12%	-7.06%	7.06%
Equity	Russell 2000 Index	June-2008	1.6	-6.54%	-0.16%	6.38%
Equity	MSCI Brazil Index	June-2008	1.6	-7.74%	-1.32%	6.42%
Equity	MSCI China Index	July-2008	1.5	-3.72%	0.00%	3.72%
Equity	MSCI EAFE Index	July-2008	1.5	-12.66%	-2.26%	10.40%
Equity	MSCI Emerging Markets Index	July-2008	1.5	-4.79%	0.00%	4.79%
Equity	S&P 500 Index	August-2008	1.5	-9.49%	-2.61%	6.88%
Equity	S&P BRIC 40 Index	August-2008	1.5	-3.89%	0.00%	3.89%
Equity	Stowe Global Coal Index	August-2008	1.5	-15.79%	-5.22%	10.57%
Equity	S&P 500 Index	September-2008	1.5	-4.45%	0.00%	4.45%
Equity	S&P 500 Index	September-2008	1.5	-2.21%	0.00%	2.21%

18

See page 47 for endnotes.

Performance Summary

December 2013

MARKET-LINKED INVESTMENT SERIES

MARKET DOWNSIDE PROTECTION ENHANCED INCOME MARKET ACCESS ENHANCED RETURN

Product Performance (continued)

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return [1,2]	MLI Return[1]	MLI Outperformance/ Underperformance
Equity	S&P 500 Index	September-2008	1.5	-2.21%	0.00%	2.21%
Commodity	Rogers International Commodity Index – Excess Return	September-2008	1.5	-19.83%	-12.55%	7.28%
Commodity	Gold Spot Price	September-2008	1.5	13.90%	27.16%	13.26%
Equity	Nikkei 225 Index	October-2008	1.5	12.25%	20.33%	8.08%
Equity	S&P 500 Index	October-2008	2.0	12.13%	21.41%	9.28%
Equity	S&P 500 Index	October-2008	2.0	12.13%	24.13%	12.00%
Commodity	Dow Jones-UBS Commodity Index	October-2008	1.5	1.07%	2.13%	1.06%
Equity	S&P 500 Index	October-2008	1.5	16.88%	26.34%	9.46%
Equity	S&P 500 Index	October-2008	1.5	16.88%	18.53%	1.65%
Equity	Technology Select Sector Index	November-2008	1.5	29.51%	25.98%	-3.53%
Equity	S&P 500 Index	November-2008	1.5	16.95%	28.40%	11.45%
Equity	Global Equity Index Basket	December-2008	1.6	21.77%	23.02%	1.25%
Equity	S&P 500 Index	December-2008	2.0	24.00%	16.04%	-7.96%
Equity	Russell 2000 Index	January-2009	1.5	15.74%	25.15%	9.41%
Equity	S&P 500 Index	January-2009	1.5	12.17%	17.64%	5.47%
Equity	Nasdaq-100 Index	January-2009	1.5	29.60%	18.04%	-11.56%
Equity	MSCI EAFE Index	January-2009	1.5	8.07%	15.11%	7.04%
Commodity	Dow Jones-UBS Commodity Index	January-2009	1.5	5.64%	11.14%	5.50%
Commodity	Dow Jones-UBS Commodity Index	January-2009	1.5	10.52%	14.65%	4.13%
Equity	S&P 500 Index	January-2009	1.5	19.13%	17.40%	-1.73%
Equity	MSCI EAFE Index	January-2009	1.5	19.28%	15.23%	-4.05%
Commodity	MLCX Brent Index	February-2009	1.6	25.74%	24.23%	-1.51%
Commodity	Gold Spot Price	February-2009	1.5	19.41%	31.12%	11.71%
Commodity	Dow Jones-UBS Commodity Index	February-2009	1.5	13.70%	14.49%	0.79%
Equity	S&P 500 Index	February-2009	1.5	26.58%	21.01%	-5.57%
Equity	Global Equity Index Basket	March-2009	1.5	42.98%	17.95%	-25.03%
Equity	Global Equity Index Basket	March-2009	1.5	16.36%	17.40%	1.04%
Equity	S&P 500 Index	May-2009	1.6	18.36%	16.92%	-1.44%
Equity	MSCI Emerging Markets Index	May-2009	2.1	23.15%	16.58%	-6.57%
Commodity	Merrill Lynch Commodity Index eXtra Brent 4-Series Index – Excess Return	May-2009	2.0	28.05%	18.36%	-9.69%
Commodity	Gold Spot Price	June-2009	2.0	28.38%	17.07%	-11.31%
Equity	FTSE/Xinhua China 25 Index	June-2009	2.0	5.73%	11.17%	5.44%
Equity	MSCI Emerging Markets Index	July-2009	2.0	17.34%	19.84%	2.50%
Equity	Russell 2000 Index	August-2009	2.0	7.15%	13.85%	6.70%
Equity	S&P 500 Index	August-2009	2.0	5.71%	11.12%	5.41%
Equity	Financial Select Sector Index	August-2009	2.0	-7.88%	-0.07%	7.81%
Equity	Global Equity Index Basket	August-2009	2.0	5.15%	10.06%	4.91%
Equity	S&P 500 Index	September-2009	2.0	4.31%	8.44%	4.13%
Commodity	Rogers International Commodity Index – Excess Return	September-2009	2.0	12.70%	16.93%	4.23%
Equity	MSCI Emerging Markets Index	October-2009	2.0	0.64%	1.27%	0.63%
Commodity	Rogers International Commodity Index – Excess Return	October-2009	2.0	7.98%	15.42%	7.44%
Commodity	Gold Spot Price	October-2009	2.0	26.16%	14.72%	-11.44%

19

See page 47 for endnotes.

Performance Summary

December 2013

MARKET-LINKED INVESTMENT SERIES

MARKET DOWNSIDE PROTECTION   ENHANCED INCOME   MARKET ACCESS   ENHANCED RETURN

Product Performance (continued)

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return[1,2]	MLI Return[2]	MLI Outperformance/ Underperformance
Equity	Dow Jones U.S. Real Estate Index	November-2009	2.0	11.28%	18.34%	7.06%
Equity	Basket of FTSE/Xinhua China 25 Index and the Bovespa Index	November-2009	2.0	-9.35%	-4.00%	5.35%
Equity	Gold Spot Price	December-2009	2.1	19.83%	14.28%	-5.55%
Equity	S&P 500 Index	December-2009	2.1	6.76%	12.14%	5.38%
Equity	Rogers International Commodity Index – Excess Return	December-2009	2.1	7.73%	14.90%	7.17%
Equity	Dow Jones U.S. Real Estate Index	January-2010	2.1	16.86%	14.95%	-1.91%
Equity	S&P BRIC 40 Index	January-2010	2.0	1.65%	3.27%	1.62%
Equity	Rogers International Commodity Index – Excess Return	January-2010	2.0	11.04%	12.25%	1.21%
Equity	Merrill Lynch Commodity Index eXtra Brent 4-Series Index – Excess Return	January-2010	2.0	23.13%	17.47%	-5.66%
Equity	S&P 500 Index	February-2010	2.0	10.73%	10.27%	-0.46%
Equity	Dow Jones U.S. Real Estate Index	February-2010	2.0	15.31%	17.05%	1.74%
Equity	S&P BRIC 40 Index	February-2010	2.0	5.56%	10.83%	5.27%
Equity	S&P 500 Index	March-2010	2.0	9.67%	9.78%	0.11%
Equity	Brazil and China Index Basket	March-2010	2.0	-3.05%	0.00%	3.05%
Equity	Rogers International Commodity Index – Agriculture Excess Return	March-2010	2.0	13.24%	8.45%	-4.79%
Equity	S&P 500 Index	April-2010	2.0	6.78%	10.42%	3.64%
Equity	Gold Spot Price	April-2010	2.0	18.48%	9.55%	-8.93%
Equity	PHLX Housing Sector Index	April-2010	2.0	-2.64%	0.00%	2.64%
Equity	S&P 500 Index	May-2010	2.0	10.82%	13.65%	2.83%
Commodity	Palladium Spot Price	May-2010	1.5	27.49%	26.10%	-1.39%
Equity	S&P 500 Index	June-2010	2.0	11.30%	12.05%	0.75%
Commodity	Rogers International Commodity Index – Excess Return	June-2010	2.0	5.12%	10.00%	4.88%
Equity	Global Equity Basket	June-2010	2.0	-0.99%	0.00%	0.99%
Equity	Global Equity Basket	July-2010	2.0	7.98%	11.62%	3.64%
Equity	S&P 500 Index	July-2010	2.0	11.12%	12.21%	1.09%
Equity	Global Equity Basket	July-2010	2.0	3.50%	6.88%	3.38%
Equity	Global Equity Basket	July-2010	3.0	10.83%	14.34%	3.51%
Equity	S&P 500 Index	August-2010	2.0	15.56%	13.98%	-1.58%
Equity	Russell 2000 Index	August-2010	2.0	15.76%	18.32%	2.56%
Equity	PHLX Gold and Silver Sector Index	August-2010	2.0	-2.82%	0.00%	2.82%
Equity	Global Equity Basket	August-2010	2.0	8.09%	10.91%	2.82%
Commodity	Gold Spot Price	August-2010	2.0	16.12%	11.64%	-4.48%
Commodity	ML Commodity Index eXtra – WTI 4-Series Index – Excess Return	September-2010	2.0	2.89%	5.69%	2.80%
Equity	S&P 500 Index	September-2010	2.0	13.77%	9.87%	-3.90%
Equity	Global Equity Basket	September-2010	2.0	5.95%	8.90%	2.95%
Equity	Global Equity Basket	October-2010	2.0	3.04%	5.98%	2.94%
Equity	S&P 500 Index	October-2010	2.0	10.28%	10.15%	-0.13%
Equity	S&P BRIC 40 Index	October-2010	2.0	-6.53%	-1.32%	5.21%
Commodity	Rogers International Commodity Index – Excess Return	October-2010	2.0	3.30%	6.49%	3.19%
Commodity	Silver Spot Price	October-2010	2.0	16.27%	18.35%	2.08%
Commodity	Gold Spot Price	October-2010	2.0	13.42%	10.77%	-2.65%
Equity	Technology Select Sector Index	November-2010	2.0	7.61%	9.54%	1.93%

20

See page 47 for endnotes.

Performance Summary

December 2013

MARKET-LINKED INVESTMENT SERIES

MARKET DOWNSIDE PROTECTION · ENHANCED INCOME · MARKET ACCESS · ENHANCED RETURN

Product Performance (continued)

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return [1,2]	MLI Return[1]	MLI Outperformance/ Underperformance
Equity	S&P 500 Index	November-2010	2.0	7.56%	9.57%	2.01%
Equity	MSCI Brazil Index	November-2010	2.0	-14.82%	-9.14%	5.68%
Commodity	Dow Jones-UBS Agriculture Sub-Index – Excess Return	November-2010	2.0	3.50%	6.88%	3.38%
Commodity	Silver Spot Price	November-2010	2.0	11.66%	19.42%	7.76%
Equity	S&P 500 Index	December-2010	2.0	6.68%	9.28%	2.60%
Equity	Global Equity Basket	December-2010	2.0	-2.68%	0.00%	2.68%
Equity	Russell 2000 Index	December-2010	2.0	2.59%	5.12%	2.53%
Commodity	Rogers International Commodity Index – Excess Return	December-2010	2.0	-1.53%	0.00%	1.53%
Equity	Global Equity Basket	January-2011	2.0	2.23%	4.45%	2.22%
Equity	MSCI Taiwan Index	January-2011	2.0	-7.89%	-2.62%	5.27%
Commodity	Front Month Corn Futures Contract	February-2011	0.8	-17.55%	-7.55%	10.00%
Equity	S&P 500 Index	February-2011	2.0	7.96%	8.58%	0.62%
Commodity	Silver Spot Price	February-2011	2.0	-6.38%	-1.18%	5.20%
Equity	Global Equity Basket	March-2011	2.0	2.67%	5.28%	2.61%
Equity	S&P 500 Index	March-2011	2.0	8.98%	8.76%	-0.22%
Equity	S&P 500 Index	April-2011	2.0	7.01%	8.08%	1.07%
Commodity	Copper Spot Price	April-2011	2.0	-14.34%	-8.69%	5.65%
Commodity	Gold Spot Price	May-2011	2.1	-3.69%	0.00%	3.69%
Equity	Eastman Chemical Company	May-2011	2.0	18.65%	14.29%	-4.36%
Equity	Russell 2000 Index	May-2011	2.0	9.12%	12.80%	3.68%
Equity	S&P 500 Index	May-2011	2.0	11.80%	8.73%	-3.07%
Equity	Equity Basket	May-2011	2.0	5.49%	10.72%	5.23%
Commodity	Copper Spot Price	May-2011	2.0	-9.14%	-3.80%	5.34%
Equity	S&P 500 Index	June-2011	2.0	12.24%	7.68%	-4.56%
Equity	S&P 500 Index	June-2011	2.0	11.45%	9.11%	-2.34%
Commodity	Gold Spot Price	June-2011	2.0	-8.36%	-5.67%	2.69%
Commodity	Silver Spot Price	June-2011	2.0	-25.90%	-16.39%	9.51%
Equity	MSCI Emerging Mkts	July-2011	2.0	-8.54%	-3.23%	5.31%
Equity	S&P 500 Index	August-2011	2.1	17.66%	9.63%	-8.03%
Equity	Russell 2000 Index	August-2011	2.0	23.56%	15.03%	-8.53%
Equity	S&P 500 Index	September-2011	2.0	19.15%	16.13%	-3.02%
Equity	S&P 500 Index	September-2011	2.0	21.44%	23.22%	1.78%
Equity	Brazil/China/Russia	September-2011	2.0	-7.78%	-2.51%	5.27%
Commodity	Gold Spot Price	October-2011	2.0	-10.99%	-5.54%	5.45%
Equity	MSCI Emerging Mkts	November-2011	2.0	5.58%	10.88%	5.30%
Equity	S&P 500 Index	November-2011	2.0	18.55%	13.96%	-4.59%
Commodity	Front Month Palladium Futures Contract	November-2011	1.2	17.09%	15.03%	-2.06%
Commodity	Gold Spot Price	November-2011	1.2	-2.09%	0.00%	2.09%
Equity	Dow Jones U.S. Real Estate Index	November-2011	1.5	24.33%	29.93%	5.60%
Commodity	Rogers Commodity Index	January-2012	2.0	-2.80%	0.00%	2.80%
Equity	S&P 500 Index	January-2012	2.0	18.24%	12.14%	-6.10%
Commodity	Gold Spot Price	January-2012	1.2	-1.38%	0.00%	1.38%

21

See page 47 for endnotes.

Performance Summary

December 2013

MARKET-LINKED INVESTMENT SERIES

MARKET DOWNSIDE PROTECTION ENHANCED INCOME MARKET ACCESS ENHANCED RETURN

Product Performance (continued)

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return [1,2]	MLI Return[1]	MLI Outperformance/ Underperformance
Commodity	Copper Spot Price	January-2012	1.2	0.52%	1.03%	0.51%
Commodity	Crude Oil Futures Contract	January-2012	1.2	-6.17%	0.00%	6.17%
Commodity	Crude Oil Futures Contract	January-2012	1.2	-5.25%	0.00%	5.25%
Commodity	Crude Oil Futures Contract	February-2012	1.2	-16.64%	-12.34%	4.30%

Product Performance Summary

					% OF DEALS WHERE:		
	Number of Offerings	Average Linked Asset Return[1,2]	Average MLI Return[1]	Average MLI Outperformance/ Underperformance[1]	MLI Underperforms Linked Asset	Performance Is Equal	MLI Outperforms Strategy Return
All Linked Asset Classes	143	6.76%	8.87%	2.11%	25.17%	0.00%	74.83%
Equity	103	8.17%	9.97%	1.80%	27.18%	0.00%	72.82%
Commodity	40	3.11%	6.03%	2.92%	20.00%	0.00%	80.00%
Currency	0	—	—	—	—	—	—

22

See page 47 for endnotes.

Performance Summary

December 2013

MARKET-LINKED INVESTMENT SERIES

MARKET DOWNSIDE PROTECTION ENHANCED INCOME MARKET ACCESS ENHANCED RETURN

MARKET-LINKED STEP UP NOTES

Pay a "Step Up Payment" if the linked asset is unchanged or has increased up to a predetermined "Step Up Value." If the linked asset increases beyond the Step Up Value, participation is on a one-to-one basis in the linked asset's return. Downside exposure to the linked asset is on a one-to-one basis but may be reduced by a buffer against a certain percentage of the losses.

Payout profile

Shown here are some hypothetical payouts at maturity for Step Up Notes linked to the S&P 500. They are based on a Step Up Payment of 20%, 1:1 participation in any increase beyond the Step Up Value and 1:1 participation in declines beyond a 10% buffer, with up to 90% of principal at risk.

If the issuer goes bankrupt or is unable to pay its debts, investors could lose all of their investments.



If the S&P 500 rises 15%, Step Up Notes return 20%.
RETURN AT MATURITY
S&P 500 does this
Step Up Notes pay out this
Step Up Notes outperform market
-20%
-10%
0%
20%
20%
20%
30%
35%
40%
0%
10%
15%
30%
35%
40%
10% DOWNSIDE PROTECTION
-10%
-20%
-30%
If the S&P 500 falls by 30%, Step Up Notes lose 20%.
If the S&P 500 rises by 40%, Step Up Notes return 40%.

Hypothetical information is not a projection of future returns. S&P 500 return does not include dividends.

Product Performance

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return [1,2]	MLI Return[1]	MLI Outperformance/ Underperformance
Equity	S&P 500 Index	September-2009	2.0	5.26%	11.74%	6.48%
Equity	S&P 500 Index	October-2009	2.0	8.98%	10.72%	1.74%
Equity	Russell 2000 Index	October-2009	2.0	12.16%	12.69%	0.53%
Equity	S&P 500 Index	November-2009	2.0	4.86%	10.49%	5.63%
Equity	Dow Jones STOXX 600 Index	November-2009	2.0	-4.59%	-4.59%	0.00%
Equity	S&P 500 Index	November-2009	3.0	7.14%	7.14%	0.00%
Equity	S&P 500 Index	December-2009	2.0	4.63%	10.27%	5.64%
Equity	S&P 500 Index	January-2010	2.0	9.48%	9.48%	0.00%
Equity	S&P 500 Index	February-2010	3.0	11.20%	11.20%	0.00%
Equity	S&P 500 Index	March-2010	2.0	9.66%	9.66%	0.00%
Equity	S&P 500 Index	April-2010	2.0	6.88%	8.47%	1.59%

23

See page 47 for endnotes.

Performance Summary

December 2013

MARKET-LINKED INVESTMENT SERIES

MARKET DOWNSIDE PROTECTION ENHANCED INCOME MARKET ACCESS ENHANCED RETURN

Product Performance (continued)

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return [1,2]	MLI Return[1]	MLI Outperformance/ Underperformance
Equity	S&P 500 Index	May-2010	2.0	10.13%	10.13%	0.00%
Equity	S&P 500 Index	June-2010	2.0	11.83%	11.83%	0.00%
Equity	MSCI EAFE Index	June-2010	2.0	-0.56%	-0.56%	0.00%
Equity	S&P 500 Index	July-2010	2.0	11.22%	11.22%	0.00%
Equity	Pfizer, Inc	August-2010	1.0	18.48%	18.48%	0.00%
Equity	S&P 500 Index	September-2010	2.0	13.93%	13.93%	0.00%
Equity	Global Equity Basket	September-2010	2.0	5.94%	9.32%	3.38%
Equity	S&P 500 Index	October-2010	2.0	10.03%	10.03%	0.00%
Equity	DJIA	November-2010	3.0	13.09%	13.09%	0.00%
Equity	Global Equity Basket	December-2010	2.0	1.82%	8.07%	6.25%
Equity	S&P 500 Index	January-2011	2.0	6.93%	8.35%	1.42%
Equity	DAX Price Return Index	February-2011	2.0	-0.36%	-0.36%	0.00%
Equity	DAX Price Return Index	March-2011	2.0	2.41%	7.05%	4.64%
Equity	S&P 500 Index	March-2011	2.0	9.16%	9.16%	0.00%
Equity	S&P 500 Index	June-2011	2.0	11.39%	11.39%	0.00%
Equity	S&P 500 Index	July-2011	2.0	14.06%	14.06%	0.00%
Equity	S&P 500 Index	August-2011	2.0	19.51%	19.51%	0.00%
Equity	DJ Global Titans	August-2011	2.0	13.69%	13.69%	0.00%
Equity	DAX Index	September-2011	2.0	19.03%	19.03%	0.00%
Equity	S&P 500 Index	September-2011	2.0	21.39%	21.39%	0.00%
Equity	S&P 500 Index	October-2011	1.1	5.31%	7.25%	1.94%
Equity	S&P 500 Index	October-2011	2.0	16.53%	16.53%	0.00%
Equity	Russell 2000 Index	October-2011	2.0	20.68%	20.68%	0.00%
Equity	MSCI EAFE	October-2011	2.0	9.97%	12.17%	2.20%
Currency	USD/NCR	October-2011	2.0	1.72%	6.30%	4.58%
Currency	BRIC Currency Basket	October-2011	2.0	-5.52%	-5.13%	0.39%
Equity	S&P 500 Index	November-2011	1.1	18.37%	19.81%	1.44%
Equity	S&P 500 Index	November-2011	2.0	18.71%	18.71%	0.00%
Equity	DJ Global Titans	November-2011	2.0	18.23%	18.64%	0.41%
Equity	MSCI EAFE	November-2011	2.0	17.54%	17.54%	0.00%
Equity	S&P 500 Index	November-2011	2.0	23.03%	23.03%	0.00%
Equity	S&P 500 Index	December-2011	1.1	20.02%	20.02%	0.00%
Currency	Emerging Markets Currency Basket	December-2011	2.0	-2.35%	-2.35%	0.00%
Equity	S&P 500 Index	January-2012	1.0	14.97%	14.97%	0.00%
Equity	S&P 500 Index	January-2012	2.0	19.31%	19.31%	0.00%
Equity	DJIA	December-2012	1.0	40.65%	40.65%	0.00%

24

See page 47 for endnotes.

Performance Summary

December 2013

MARKET-LINKED INVESTMENT SERIES

MARKET DOWNSIDE PROTECTION ENHANCED INCOME MARKET ACCESS ENHANCED RETURN

Product Performance Summary

					% OF DEALS WHERE:		
	Number of Offerings	Average Linked Asset Return[1,2]	Average MLI Return[1]	Average MLI Outperformance/ Underperformance[1]	MLI Underperforms Linked Asset	Performance Is Equal	MLI Outperforms Strategy Return
All Linked Asset Classes	47	11.19%	12.22%	1.03%	0.00%	65.96%	34.04%
Equity	44	12.09%	13.08%	0.99%	0.00%	68.18%	31.82%
Commodity	0	—	—	—	—	—	—
Currency	3	-2.05%	-0.39%	1.66%	0.00%	33.33%	66.67%

25

See page 47 for endnotes.

Performance Summary

December 2013

MARKET-LINKED INVESTMENT SERIES

MARKET DOWNSIDE PROTECTION ENHANCED INCOME MARKET ACCESS ENHANCED RETURN

AUTOCALLABLE MARKET-LINKED STEP UP NOTES

Pay a "Call Premium" if the linked asset is at or above its starting value on any of the applicable call dates. If not called on any of the applicable call dates, pay a "Step Up Payment" if the linked asset is unchanged or has increased up to a predetermined "Step Up Value." If the linked asset increases beyond the Step Up Value, participation is on a one-to-one basis in the linked asset's return. Downside exposure to the linked asset is on a one-to-one basis but may be reduced by a buffer against a certain percentage of the losses.

Payout profile

Shown here are some hypothetical payouts at call or at maturity for a three-year Autocallable Step Up Note linked to the S&P 500. They are based on a call premium of 8.5% at year one, a call premium of 17% at year two, a Step Up Payment at maturity of 24%, 1:1 participation in any increase beyond the Step Up Value and 1:1 participation in declines of the S&P 500.

If the issuer goes bankrupt or is unable to pay its debts, investors could lose their entire investment.



Year One
Year Two
Year Three/Maturity
S&P 500 flat or up from starting value?
NO: The note remains outstanding.
S&P 500 flat or up from starting value?
NO: The note remains outstanding.
YES: Note called and returns 8.5%. The notes will underperform if the S&P 500 rises more than 8.5% from the starting value.
YES: Note called and returns 17%. The notes will underperform if the S&P 500 rises more than 17% from the starting value.
S&P 500 up 24% or more from the starting value
S&P 500 up 0-24% from starting value
S&P 500 down from starting value
Note return is equal to the return of the S&P 500.
Note returns 24%.
The note loses 1% for every 1% decline in the S&P 500.

Hypothetical information is not a projection of future returns. S&P 500 return does not include dividends.

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return [1,2]	MLI Return[1]	MLI Outperformance/ Underperformance
Equity	S&P 500 Index	January-2012	1.0	16.34%	10.00%	-6.34%
Equity	S&P 500 Index	January-2012	1.0	13.38%	10.00%	-3.38%
Equity	S&P 500 Index	March-2012	1.0	10.87%	10.00%	-0.87%
Equity	S&P 500 Index	March-2012	1.0	10.69%	10.00%	-0.69%
Equity	S&P 500 Index	April-2012	1.0	12.08%	10.00%	-2.08%
Equity	S&P 500 Index	April-2012	1.0	15.32%	10.00%	-5.32%
Equity	S&P 500 Index	May-2012	1.0	24.91%	10.00%	-14.91%
Equity	S&P 500 Index	June-2012	1.0	20.86%	10.00%	-10.86%
Equity	S&P 500 Index	July-2012	1.0	25.71%	10.00%	-15.71%
Equity	S&P 500 Index	August-2012	1.0	17.52%	10.00%	-7.52%
Equity	S&P 500 Index	August-2012	1.0	16.68%	10.00%	-6.68%
Equity	S&P 500 Index	September-2012	1.1	15.18%	9.05%	-6.13%
Equity	S&P 500 Index	October-2012	1.0	21.78%	9.00%	-12.78%
Equity	S&P 500 Index	October-2012	1.0	24.68%	8.50%	-16.18%
Equity	S&P 500 Index	November-2012	1.0	32.66%	8.50%	-24.16%
Equity	S&P 500 Index	November-2012	1.0	27.48%	8.50%	-18.98%
Equity	Russell 2000 Index	November-2012	1.0	37.44%	10.00%	-27.44%

26

See page 47 for endnotes.

Performance Summary

December 2013

MARKET-LINKED INVESTMENT SERIES

MARKET DOWNSIDE PROTECTION ENHANCED INCOME MARKET ACCESS ENHANCED RETURN

Product Performance Summary

					% OF DEALS WHERE:		
	Number of Offerings	Average Linked Asset Return[1,2]	Average MLI Return[1]	Average MLI Outperformance/ Underperformance[1]	MLI Underperforms Linked Asset	Performance Is Equal	MLI Outperforms Strategy Return
All Linked Asset Classes	17	20.21%	9.62%	-10.59%	100.00%	0.00%	0.00%
Equity	17	20.21%	9.62%	-10.59%	100.00%	0.00%	0.00%
Commodity	0	—	—	—	—	—	—
Currency	0	—	—	—	—	—	—

27

See page 47 for endnotes.

Performance Summary

December 2013

MARKET-LINKED INVESTMENT SERIES

MARKET DOWNSIDE PROTECTION · ENHANCED INCOME · MARKET ACCESS · ENHANCED RETURN

STRATEGIC ACCELERATED REDEMPTION SECURITIES® (STARS®)

Pay a "Call Premium" in the event that the linked asset is at or above its starting value on any of the applicable call dates. Downside exposure to the linked asset is on a one-to-one basis but may be reduced by a buffer against a certain percentage of the losses.

Payout profile

Shown here are some hypothetical payouts for STARS linked to the S&P 500. They are based on three call dates, with successive call premiums of 4%, 6% and 8%, and 1:1 participation in declines beyond a 5% buffer, with up to 95% of principal at risk.

If the issuer goes bankrupt or is unable to pay its debts, investors could lose all of their invesements.



RETURN AT MATURITY
S&P 500 does this
STARS pay out this
FIRST CALL DATE
SECOND CALL DATE
THIRD CALL DATE
INDEX RETURN
Positive
0%
Negative
4%
6%
8%
-5%
-10%
If S&P 500 is positive* at first call date, STARS pay 4% and are called. If it's negative, go to second call date.
If S&P 500 is positive* at second call date, STARS pay 6% and are called. If it's negative, go to third call date.
If S&P 500 is positive* at third call date, STARS pay 8% and are called. If it's negative, STARS provide a buffer against first 5% of decline.

Hypothetical information is not a projection of future returns. S&P 500 return does not include dividends.
*S&P 500 return could be below, at or above the applicable call premiums.

Product Performance

Linked Asset Class	Linked Asset	Pricing Date	Term (years)[4]	Linked Asset Return [1,2]	MLI Return[3]	MLI Outperformance/ Underperformance
Equity	Dow Jones Eurostoxx 50 Index	November-2007	2.0	-20.89%	-14.81%	6.08%
Equity	S&P 500 Index	November-2007	2.0	-12.93%	-7.37%	5.56%
Commodity	Dow Jones-UBS Commodity Index	November-2007	2.0	-12.73%	-7.16%	5.57%
Equity	Nasdaq-100 Index	January-2008	2.0	-1.33%	0.00%	1.33%
Equity	Nikkei 225 Index	January-2008	2.0	-13.35%	-7.76%	5.59%
Equity	S&P 500 Index	February-2008	2.0	-10.08%	-4.69%	5.39%
Equity	S&P 500 Index	March-2008	2.0	-4.42%	0.00%	4.42%
Equity	Russell 2000 Index	March-2008	2.0	-1.66%	0.00%	1.66%
Equity	Dow Jones Industrial Average	March-2008	2.0	-6.54%	-1.34%	5.20%
Equity	S&P 500 Index	May-2008	2.0	-8.35%	-3.05%	5.30%
Equity	S&P 500 Index	June-2008	2.0	-9.30%	-3.95%	5.35%
Equity	Dow Jones Industrial Average	June-2008	2.0	-8.59%	-3.27%	5.32%
Equity	S&P 500 Index	July-2008	2.0	-6.87%	-1.65%	5.22%

28

See page 47 for endnotes.

Performance Summary

December 2013

MARKET-LINKED INVESTMENT SERIES

MARKET DOWNSIDE PROTECTION | ENHANCED INCOME | MARKET ACCESS | ENHANCED RETURN

Product Performance (continued)

Linked Asset Class	Linked Asset	Pricing Date	Term (years)[4]	Linked Asset Return[1,2]	MLI Return[3]	MLI Outperformance/ Underperformance
Equity	Dow Jones Industrial Average	August-2008	2.0	-6.57%	-1.36%	5.21%
Commodity	Dow Jones-UBS Commodity Index	August-2008	2.0	-17.68%	-11.81%	5.87%
Equity	S&P 500 Index	September-2008	2.0	-2.58%	0.00%	2.58%
Equity	iShares MSCI EAFE Index Fund	September-2008	2.0	-3.33%	0.00%	3.33%
Equity	S&P 500 Index	October-2008	1.0	13.96%	24.10%	10.14%
Equity	iShares MSCI EAFE Index Fund	October-2008	1.0	25.79%	27.80%	2.01%
Equity	S&P 500 Index	November-2008	1.0	27.79%	25.35%	-2.44%
Equity	S&P 500 Index	January-2009	1.0	28.88%	18.35%	-10.53%
Equity	Russell MidCap Growth Index	January-2009	1.0	44.32%	20.00%	-24.32%
Equity	S&P 500 Index	February-2009	1.0	48.20%	19.10%	-29.10%
Equity	S&P 500 Index	March-2009	1.0	44.75%	18.15%	-26.60%
Commodity	SPDR Gold Trust	April-2009	1.0	26.97%	14.21%	-12.76%
Equity	S&P 500 Index	May-2009	1.0	27.55%	12.50%	-15.05%
Equity	MSCI Brazil Index	May-2009	1.0	17.14%	15.00%	-2.14%
Equity	S&P 500 Index	May-2009	1.0	19.89%	14.00%	-5.89%
Equity	iShares FTSE/Xinhua 25 Index	May-2009	1.0	6.77%	21.45%	14.68%
Equity	S&P 500 Index	June-2009	1.0	19.27%	14.27%	-5.00%
Equity	iShares MSCI EAFE Index Fund	June-2009	1.0	2.20%	15.80%	13.60%
Equity	S&P 500 Index	July-2009	1.0	15.46%	12.41%	-3.05%
Equity	iShares MSCI Brazil Index Fund	July-2009	1.0	24.99%	21.01%	-3.98%
Equity	S&P 500 Index	September-2009	1.0	7.66%	11.25%	3.59%
Equity	Russell 2000 Index	September-2009	1.0	8.95%	13.90%	4.95%
Equity	S&P 500 Index	October-2009	1.0	17.57%	9.80%	-7.77%
Equity	Financial Select Sector SPDR	December-2009	1.0	12.97%	14.30%	1.33%
Equity	S&P 500 Index	January-2010	0.5	1.49%	8.35%	6.86%
Equity	S&P 500 Index	January-2010	1.0	19.44%	7.90%	-11.54%
Equity	S&P 500 Index	February-2010	1.0	17.87%	7.73%	-10.14%
Equity	S&P 500 Index	February-2010	0.5	-4.83%	-4.83%	0.00%
Equity	S&P 500 Index	March-2010	1.0	13.34%	7.00%	-6.34%
Equity	S&P 500 Index	March-2010	0.5	-3.61%	-3.61%	0.00%
Equity	S&P 500 Index	April-2010	0.5	-2.53%	-2.53%	0.00%
Equity	S&P 500 Index	April-2010	1.0	12.80%	8.80%	-4.00%
Commodity	Front Month RBOB Gasoline Contract	May-2010	0.5	8.35%	17.70%	9.35%
Equity	S&P 500 Index	May-2010	0.5	10.56%	7.64%	-2.92%
Equity	S&P 500 Index	May-2010	0.5	12.34%	10.96%	-1.38%
Equity	S&P 500 Index	June-2010	0.5	12.50%	5.62%	-6.88%
Equity	S&P 500 Index	June-2010	0.5	15.85%	9.79%	-6.06%
Equity	S&P 500 Index	July-2010	0.5	16.51%	8.83%	-7.68%
Equity	SPDR Euro STOXX 50 ETF	July-2010	0.5	12.40%	6.65%	-5.75%
Equity	S&P 500 Index	July-2010	0.5	17.22%	5.88%	-11.34%
Equity	S&P 500 Index	August-2010	0.5	17.85%	4.60%	-13.25%
Equity	S&P 500 Index	August-2010	0.5	27.26%	11.20%	-16.06%

29

See page 47 for endnotes.

Performance Summary

December 2013

MARKET-LINKED INVESTMENT SERIES

MARKET DOWNSIDE PROTECTION | ENHANCED INCOME | MARKET ACCESS | ENHANCED RETURN

Product Performance (continued)

Linked Asset Class	Linked Asset	Pricing Date	Term (years)[4]	Linked Asset Return[1,2]	MLI Return[3]	MLI Outperformance/ Underperformance
Equity	S&P 500 Index	August-2010	0.5	24.65%	6.35%	-18.30%
Equity	iShares MSCI Brazil Index Fund	August-2010	0.5	10.38%	9.83%	-0.55%
Equity	S&P 500 Index	September-2010	0.5	13.72%	9.18%	-4.54%
Equity	S&P 500 Index	September-2010	0.5	15.02%	4.88%	-10.14%
Equity	International Equity Basket	September-2010	0.5	8.28%	5.02%	-3.26%
Equity	S&P 500 Index	October-2010	0.5	13.96%	4.98%	-8.98%
Equity	S&P 500 Index	October-2010	0.5	11.48%	8.23%	-3.25%
Equity	S&P 500 Index	October-2010	0.5	12.80%	3.90%	-8.90%
Equity	S&P 500 Index	November-2010	0.5	11.18%	3.73%	-7.45%
Equity	S&P 500 Index	November-2010	0.5	12.92%	8.41%	-4.51%
Equity	International Equity Basket	November-2010	0.5	4.64%	5.37%	0.73%
Equity	S&P 500 Index	November-2010	0.5	11.48%	5.41%	-6.07%
Equity	Financial Select Sector Index	November-2010	0.5	6.31%	6.77%	0.46%
Commodity	Front Month RBOB Gasoline Contract	November-2010	1.0	8.11%	19.75%	11.64%
Equity	S&P 500 Index	December-2010	0.5	5.24%	4.90%	-0.34%
Equity	S&P 500 Index	December-2010	0.5	3.26%	4.47%	1.21%
Equity	S&P 500 Index	January-2011	0.5	4.18%	4.43%	0.25%
Commodity	Palladium Spot Price	January-2011	0.4	-3.56%	0.00%	3.56%
Equity	S&P 500 Index	January-2011	0.5	1.28%	6.05%	4.77%
Equity	S&P 500 Index	January-2011	0.5	2.92%	4.01%	1.09%
Equity	International Equity Basket	January-2011	0.5	0.45%	5.49%	5.04%
Commodity	Front Month Corn Futures Contract	February-2011	0.8	-14.15%	0.00%	14.15%
Commodity	Front Month Corn Futures Contract	February-2011	0.8	-13.67%	0.00%	13.67%
Equity	S&P 500 Index	February-2011	1.0	2.26%	7.50%	5.24%
Equity	S&P 500 Index	February-2011	0.5	-13.98%	-13.98%	0.00%
Equity	International Equity Basket	February-2011	1.0	-5.87%	-0.87%	5.00%
Equity	Russell 2000 Index	February-2011	1.0	2.80%	13.33%	10.53%
Equity	S&P 500 Index	February-2011	1.0	4.71%	8.64%	3.93%
Equity	iShares MSCI Brazil Index Fund	February-2011	1.0	-6.70%	-1.70%	5.00%
Equity	General Electric Company	March-2011	1.0	-3.21%	0.00%	3.21%
Equity	S&P 500 Index	March-2011	0.5	-7.15%	-7.15%	0.00%
Equity	SPDR S&P 500 ETF Trust and iShares Barclays 20+ Year Treasury Bond Fund	March-2011	1.0	-14.93%	-14.93%	0.00%
Equity	S&P 500 Index	March-2011	1.0	7.85%	9.12%	1.27%
Equity	Russell 2000 Index	March-2011	1.0	2.80%	13.63%	10.83%
Equity	International Equity Basket	March-2011	1.0	-7.74%	-2.74%	5.00%
Commodity	Front Month Corn Futures Contract	April-2011	0.7	-23.66%	-8.66%	15.00%
Equity	Microsoft Corporation	April-2011	0.5	3.57%	6.13%	2.56%
Equity	Apple Inc	April-2011	0.5	19.00%	8.32%	-10.68%
Commodity	Front Month Corn Futures Contract	April-2011	0.6	-22.59%	-7.59%	15.00%
Equity	S&P 500 Index	April-2011	1.0	3.96%	8.80%	4.84%
Equity	Market Vectors Russia ETF	April-2011	1.0	-24.08%	-19.08%	5.00%
Equity	S&P 500 Index	April-2011	1.0	2.75%	7.45%	4.70%

30

See page 47 for endnotes.

Performance Summary

December 2013

MARKET-LINKED INVESTMENT SERIES

MARKET DOWNSIDE PROTECTION ENHANCED INCOME MARKET ACCESS ENHANCED RETURN

Product Performance (continued)

Linked Asset Class	Linked Asset	Pricing Date	Term (years)[4]	Linked Asset Return [1,2]	MLI Return[1]	MLI Outperformance/ Underperformance
Commodity	SPDR Gold Trust vs. PowerShares DB U.S. Dollar Index Bullish Fund	April-2011	0.5	7.91%	6.00%	-1.91%
Equity	S&P 500 Index	April-2011	0.5	-8.98%	-8.98%	0.00%
Equity	SPDR S&P 500 ETF Trust and iShares Barclays 20+ Year Treasury Bond Fund	April-2011	1.0	-22.60%	-22.60%	0.00%
Equity	JPMorgan Chase & Co	April-2011	1.0	-5.90%	-0.90%	5.00%
Equity	International Equity Basket	April-2011	1.0	-15.39%	-10.39%	5.00%
Equity	S&P 500 Index	May-2011	0.8	0.23%	6.46%	6.23%
Equity	The Boeing Company	May-2011	1.0	-7.53%	-2.53%	5.00%
Equity	Cisco Systems, Inc	May-2011	0.5	10.63%	6.80%	-3.83%
Commodity	Front Month Corn Futures Contract	May-2011	0.8	-14.05%	0.00%	14.05%
Equity	S&P 500 Index	May-2011	0.7	2.75%	6.26%	3.51%
Equity	International Equity Basket	May-2011	1.0	-19.23%	-14.23%	5.00%
Equity	SPDR S&P 500 ETF Trust and iShares Barclays 20+ Year Treasury Bond Fund	May-2011	1.0	-26.95%	-26.95%	0.00%
Equity	iShares MSCI Brazil Index Fund	May-2011	1.0	-27.65%	-22.65%	5.00%
Equity	S&P 500 Index	June-2011	0.5	-3.62%	-3.62%	0.00%
Commodity	Palladium Spot Price	June-2011	0.4	-14.42%	-14.42%	0.00%
Equity	S&P 500 Index	June-2011	0.8	10.05%	7.31%	-2.74%
Equity	Ford Motor Company	June-2011	1.0	-24.74%	-24.74%	0.00%
Equity	S&P 500 Index	July-2011	0.5	1.13%	7.41%	6.28%
Equity	S&P 500 Index	July-2011	0.5	1.07%	4.80%	3.73%
Equity	S&P Latin America 40 Index Fund	July-2011	1.0	-14.04%	-9.05%	4.99%
Equity	International Equity Basket	July-2011	1.0	-15.16%	-10.16%	5.00%
Equity	S&P 500 Index	August-2011	0.5	14.50%	6.10%	-8.40%
Equity	International Equity Basket	August-2011	0.5	9.13%	9.50%	0.37%
Equity	S&P 500 Index	August-2011	0.5	17.42%	5.90%	-11.52%
Equity	iShares MSCI Brazil Index Fund	August-2011	0.5	13.28%	10.90%	-2.38%
Equity	S&P 500 Index	August-2011	0.5	12.31%	6.75%	-5.56%
Equity	Russell 2000 Index	August-2011	0.5	13.07%	8.94%	-4.13%
Equity	Energy Select Sector Index	September-2011	0.5	13.30%	12.80%	-0.5%
Equity	S&P 500 Index	September-2011	0.5	21.01%	12.51%	-8.50%
Equity	S&P 500 Index	September-2011	0.5	21.73%	8.93%	-12.80%
Equity	S&P 500 Index	October-2011	0.5	14.53%	9.73%	-4.80%
Equity	S&P 500 Index	October-2011	0.5	6.80%	5.00%	-1.80%
Equity	Apple Inc	November-2011	0.5	42.99%	10.01%	-32.98%
Equity	S&P 500 Index	November-2011	0.5	10.82%	9.93%	-0.89%
Commodity	Corn Futures Contract	December-2011	1.20	15.11%	17.58%	2.47%
Equity	S&P 500 Index	January-2012	0.6	4.78%	6.65%	1.87%
Equity	International Equity Basket	January-2012	0.8	5.52%	10.69%	5.17%
Equity	S&P 500 Index	January-2012	0.5	5.07%	5.00%	-0.07%
Equity	iShares MSCI Emerging Markets Index Fund	February-2012	1.00	0.16%	18.02%	17.86%
Equity	S&P 500 Index	February-2012	0.5	3.36%	5.01%	1.65%
Equity	Russell 2000 Index	February-2012	1.10	10.98%	13.53%	2.55%
Equity	iShares MSCI Emerging Markets Index Fund	February-2012	1.00	-1.89%	0.00%	1.89%

31

See page 47 for endnotes.

Performance Summary

December 2013

MARKET-LINKED INVESTMENT SERIES

MARKET DOWNSIDE PROTECTION   ENHANCED INCOME   MARKET ACCESS   ENHANCED RETURN

Product Performance (continued)

Linked Asset Class	Linked Asset	Pricing Date	Term (years)[4]	Linked Asset Return [1,2]	MLI Return[1]	MLI Outperformance/ Underperformance
Equity	Freeport-McMoRan Copper & Gold Inc	March-2012	0.5	2.72%	10.6%	7.88%
Equity	S&P 500 Index	March-2012	0.5	3.39%	4.30%	0.91%
Equity	iShares MSCI Brazil Index Fund	March-2012	1.10	-18.91%	-9.68%	9.23%
Equity	Microsoft Corporation	March-2012	1.10	-12.74%	-8.15%	4.59%
Commodity	Crude Oil Futures Contract	March-2012	1.10	-16.25%	-16.25%	0.00%
Equity	Russell 2000 Index	March-2012	0.5	0.83%	6.18%	5.35%
Equity	S&P 500 Index	March-2012	0.5	2.73%	3.83%	1.10%
Equity	Honeywell International Inc	March-2012	0.7	6.09%	10.85%	4.76%
Equity	International Equity Basket	March-2012	0.7	2.74%	9.75%	7.01%
Equity	S&P 500 Index	April-2012	0.5	0.94%	4.38%	3.44%
Equity	JPMorgan Chase & Co	April-2012	0.70	6.67%	13.50%	6.83%
Equity	International Equity Basket	April-2012	0.70	6.93%	11.85%	4.92%
Commodity	Crude Oil Futures Contract	April-2012	1.10	-8.20%	-8.20%	0.00%
Equity	Apple Inc	May-2012	0.6	2.14%	11.63%	9.49%
Equity	iShares MSCI EAFE Index Fund	May-2012	0.5	8.73%	11.25%	2.52%
Equity	S&P 500 Index	May-2012	0.5	4.76%	7.53%	2.77%
Equity	S&P 500 Index	May-2012	0.5	5.93%	5.90%	-0.03%
Equity	BP plc	May-2012	0.5	8.19%	9.61%	1.42%
Equity	Apple Inc	May-2012	0.5	2.89%	11.91%	9.02%
Equity	Market Vectors Gold Miners ETF	June-2012	0.6	-5.04%	-5.04%	0.00%
Equity	S&P 500 Index	June-2012	0.5	7.84%	5.00%	-2.84%
Equity	General Electric Company	June-2012	0.5	10.66%	8.88%	-1.78%
Equity	S&P 500 Index	June-2012	0.5	8.86%	5.15%	-3.71%
Commodity	Brent Crude Oil Futures Contract	July-2012	0.50	13.66%	16.40%	2.74%
Equity	S&P 500 Index	July-2012	0.50	9.26%	4.57%	-4.69%
Commodity	Brent Crude Oil	July-2012	1.0	3.52%	24.70%	21.18%
Equity	Apple Inc	August-2012	1.0	-21.04%	-11.10%	9.94%
Equity	International Equity Basket	August-2012	0.50	10.01%	6.85%	-3.16%
Equity	S&P 500 Index	August-2012	0.50	7.37%	4.43%	-2.94%
Equity	S&P 500 Index	August-2012	0.50	8.60%	4.76%	-3.84%
Equity	Google Inc	August-2012	0.50	16.02%	6.60%	-9.42%
Equity	S&P 500 Index	September-2012	0.50	7.58%	3.91%	-3.67%
Equity	Russell 2000 Index	October-2012	0.50	14.43%	5.50%	-8.93%
Equity	S&P 500 Index	October-2012	0.50	10.07%	3.87%	-6.20%
Equity	Freeport McMoRan Inc.	October-2012	1.0	-14.72%	-1.90%	12.82%
Equity	Apple Inc	November-2012	0.6	-31.16%	-21.20%	9.96%
Equity	Apple Inc	November-2012	1.0	-5.08%	-0.08%	5.00%
Equity	BP plc	November-2012	0.50	3.82%	8.45%	4.63%
Equity	S&P 500 Index	November-2012	0.50	16.50%	3.50%	-13.00%
Equity	S&P 500 Index	December-2012	0.50	10.30%	3.75%	-6.55%
Equity	General Electric Company	December-2012	0.50	10.76%	8.26%	-2.50%
Equity	International (EFA/EEM) Basket	January-2013	0.8	5.60%	6.40%	0.80%

32

See page 47 for endnotes.

Performance Summary

December 2013

MARKET-LINKED INVESTMENT SERIES

MARKET DOWNSIDE PROTECTION ENHANCED INCOME MARKET ACCESS ENHANCED RETURN

Product Performance (continued)

Linked Asset Class	Linked Asset	Pricing Date	Term (years)[4]	Linked Asset Return[1,2]	MLI Return[3]	MLI Outperformance/ Underperformance
Equity	S&P 500 Index	January-2013	0.5	13.20%	3.00%	-10.20%
Equity	Citigroup	February-2013	0.5	19.79%	7.30%	-12.49%
Equity	International (EFA/EEM) Basket	February-2013	0.5	6.16%	5.10%	-1.06%
Equity	S&P 500 Index	February-2013	0.5	10.72%	3.20%	-7.52%
Equity	S&P 500 Index	February-2013	0.5	10.72%	4.20%	-6.52%
Equity	SPY/TLT Relative Value	February-2013	0.5	21.65%	6.10%	-15.55%
Equity	Ford Motor Co.	March-2013	0.5	35.44%	8.80%	-26.64%
Equity	Russell 2000 Index	March-2013	0.5	14.72%	5.70%	-9.02%
Equity	S&P 500 Index	March-2013	0.5	8.95%	3.10%	-5.85%
Equity	S&P 500 Index	March-2013	0.5	7.73%	4.30%	-3.43%
Commodity	Brent Crude Oil	March-2013	0.5	1.15%	10.20%	9.05%
Equity	S&P 500 Index	April-2013	0.5	11.65%	3.20%	-8.45%
Equity	S&P 500 Index	April-2013	0.5	10.05%	3.70%	-6.35%
Equity	S&P 500 Index	May-2013	0.5	8.69%	4.00%	-4.69%
Equity	S&P 500 Index	May-2013	0.5	9.01%	3.11%	-5.90%
Equity	Freeport McMoRan Inc.	May-2013	0.3	14.81%	8.90%	-5.91%
Equity	S&P 500 Index	June-2013	0.5	12.72%	4.86%	-7.86%

Product Performance Summary

					% OF DEALS WHERE:		
	Number of Offerings	Average Linked Asset Return[1,2]	Average MLI Return[3]	Average MLI Outperformance/ Underperformance[3]	MLI Underperforms Linked Asset	Performance Is Equal	MLI Outperforms Linked Asset
All Linked Asset Classes	198	4.86%	4.38%	-0.48%	43.43%	7.58%	48.99%
Equity	179	5.80%	4.56%	-1.24%	46.93%	6.70%	46.37%
Commodity	19	-4.01%	2.76%	6.77%	10.53%	15.79%	73.68%
Currency	0	—	—	—	—	—	—

33

See page 47 for endnotes.

Performance Summary

December 2013

MARKET-LINKED INVESTMENT SERIES

MARKET DOWNSIDE PROTECTION | ENHANCED INCOME | MARKET ACCESS | ENHANCED RETURN

BEAR STRATEGIC ACCELERATED REDEMPTION SECURITIES® (BEAR STARS®)

Pay a "Call Premium" in the event that the linked asset is at or below its starting value on any of the applicable call dates. Negative returns on the Bear STARS® are on a one-to-one basis based on any increase of the linked asset.

Product Performance

Linked Asset Class	Linked Asset	Pricing Date	Term (years)[4]	Linked Asset Return [1,2]	MLI Return[1]	MLI Outperformance/ Underperformance
Equity	Philadelphia Housing Index	May-2008	0.5	43.03%	6.70%	-36.33%
Equity	Consumer Discretionary Select Sector Index	June-2008	0.5	31.52%	7.90%	-23.62%
Equity	S&P 600 Regional Banks Index	July-2008	0.5	26.59%	9.10%	-17.49%
Equity	Dow Jones U.S. Real Estate Index	August-2008	0.5	58.45%	7.40%	-51.05%
Equity	SPDR S&P Retail ETF	October-2008	1.5	-85.36%	-59.68%	25.68%
Equity	iShares Dow Jones U.S. Real Estate Index	November-2008	1.5	-35.10%	-27.06%	8.04%
Equity	iShares Dow Jones U.S. Real Estate Index	January-2009	1.5	-41.90%	-33.44%	8.46%
Equity	S&P 600 Regional Banks Index	February-2009	1.5	-2.08%	0.00%	2.08%
Equity	Consumer Discretionary Select Sector Index	March-2009	1.5	-54.18%	-44.81%	9.37%
Equity	S&P 500 Index	March-2009	1.5	-27.45%	-19.82%	7.63%
Equity	iShares Dow Jones U.S. Real Estate Index	March-2009	1.5	-100.00%	-79.92%	20.08%
Equity	Dow Jones Eurostoxx 50 Index	April-2009	1.5	-18.49%	-11.26%	7.23%
Equity	iShares Dow Jones U.S. Real Estate Index	May-2009	1.5	-52.82%	-43.56%	9.26%
Equity	S&P 500 Index	May-2009	1.5	-23.43%	-15.99%	7.44%
Equity	S&P 500 Index	September-2009	1.6	-16.02%	-16.02%	0.00%
Equity	S&P 500 Index	June-2010	0.5	-16.15%	-16.15%	0.00%
Equity	S&P 500 Index	April-2011	0.5	8.98%	5.86%	-3.12%
Equity	Russell 2000 Index	February-2012	0.5	1.21%	11.69%	10.48%
Equity	Russell 2000 Index	March-2012	0.5	-3.90%	-3.90%	0.00%
Equity	Russell 2000 Index	March-2012	0.5	-2.80%	-2.80%	0.00%
Equity	Russell 2000 Index	April-2012	0.5	-1.53%	-1.53%	0.00%
Equity	Russell 2000 Index	April-2012	0.5	-0.33%	-0.33%	0.00%
Equity	Russell 2000 Index	June-2012	0.5	-9.28%	-9.28%	0.00%
Equity	Russell 2000 Index	August-2012	0.5	-13.06%	-13.06%	0.00%
Equity	Russell 2000 Index	September-2012	0.5	-12.91%	-12.91%	0.00%
Equity	Russell 2000 Index	October-2012	0.5	-11.71%	-11.71%	0.00%

Product Performance Summary

					% OF DEALS WHERE:		
	Number of Offerings	Average Strategy Return[1,2,3]	Average MLI Return[1]	Average MLI Outperformance/ Underperformance[1]	MLI Underperforms Strategy Return	Performance Is Equal	MLI Outperforms Strategy Return
All Linked Asset Classes	26	-13.80%	-14.41%	-0.61%	19.23%	38.46%	42.31%
Equity	26	-13.80%	-14.41%	-0.61%	19.23%	38.46%	42.31%
Commodity	0	—	—	—	—	—	—
Currency	0	—	—	—	—	—	—

34

See page 47 for endnotes.

Performance Summary

December 2013

MARKET-LINKED INVESTMENT SERIES

MARKET DOWNSIDE PROTECTION | ENHANCED INCOME | MARKET ACCESS | ENHANCED RETURN

MARKET INDEX TARGET–TERM SECURITIES® (MITTS®)

Provide upside exposure to a linked asset with limited exposure to declines in the linked assets (if held to maturity). Generally, but not always, upside exposure to the linked asset is subject to a cap.

Payout profile

Shown here are some hypothetical payouts at maturity for MITTS tied to the S&P 500. They are based on 90% market downside protection, with up to 10% of principal at risk, a 100% participation rate and a 50% cap on returns.

If the issuer goes bankrupt or is unable to pay its debts, investors could lose all of their investments.



RETURN AT MATURITY
S&P 500 does this
MITTS pay out this
MITTS outperform market
If the S&P 500 rises 70%, MITTS return 50%.
If the S&P 500 rises 30%, MITTS return 30%.
If the S&P 500 falls 15%, you receive 90% of your principal.
DOWNSIDE PROTECTION
50% CAP

Hypothetical information is not a projection of future returns. S&P 500 return does not include dividends.

Product Performance

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return [1,2]	MLI Return [1]	MLI Outperformance/ Underperformance
Equity	Top Ten Yield Index	August-1996	10.0	6.43%	6.43%	0.00%
Equity	S&P 500 Index and CPI	September-1997	10.0	3.24%	5.30%	2.06%
Equity	Nikkei 225 Index	December-1998	6.8	-1.40%	0.00%	1.40%
Equity	Energy Select Sector SPDR	February-1999	7.0	12.77%	11.83%	-0.94%
Equity	S&P 500 Index	March-1999	7.0	0.47%	0.00%	-0.47%
Equity	Consumer Staples Select Sector SPDR Fund	April-1999	7.0	-2.28%	0.00%	2.28%
Equity	Major 11 International Index	May-1999	7.0	0.47%	0.00%	-0.47%
Equity	Select Sector SPDR Fund Growth Portfolio Index	May-1999	7.0	0.98%	0.00%	-0.98%
Equity	Dow Jones Industrial Average	June-1999	7.0	0.37%	0.00%	-0.37%
Equity	Russell 2000 Index	July-1999	7.0	5.68%	3.23%	-2.45%
Equity	Nikkei 225 Index	July-1999	7.0	-2.23%	0.00%	2.23%
Equity	S&P 500 Index	July-1999	7.0	-0.76%	0.00%	0.76%
Equity	Nikkei 225 Index	September-1999	3.0	-19.19%	0.00%	19.19%
Equity	Energy Select Sector SPDR	September-1999	7.0	8.61%	7.27%	-1.34%
Equity	Global Equity Index Basket	December-1999	5.0	-6.92%	0.00%	6.92%
Equity	Internet HOLDRs	February-2000	7.0	-13.43%	0.00%	13.43%
Equity	Nikkei 225 Index	March-2000	7.0	-2.24%	0.00%	2.24%

35

See page 47 for endnotes.

Performance Summary

December 2013

MARKET-LINKED INVESTMENT SERIES

MARKET DOWNSIDE PROTECTION ENHANCED INCOME MARKET ACCESS ENHANCED RETURN

Product Performance (continued)

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return [1,2]	MLI Return[1]	MLI Outperformance/ Underperformance
Equity	S&P 500 Index	June-2000	7.0	0.49%	0.00%	-0.49%
Equity	Biotech HOLDRs	August-2000	7.0	0.86%	0.86%	0.00%
Equity	Nasdaq-100 Index	August-2000	7.0	-7.95%	0.00%	7.95%
Equity	Broadband HOLDRs	September-2000	7.0	-21.74%	0.00%	21.74%
Equity	Semiconductor HOLDRs	October-2000	7.0	-7.88%	0.00%	7.88%
Equity	S&P 500 Index	November-2000	7.0	0.77%	0.00%	-0.77%
Equity	Nikkei 225 Index	April-2001	6.2	4.63%	4.63%	0.00%
Equity	S&P 500 Index	August-2001	7.0	1.36%	0.00%	-1.36%
Equity	Dow Jones Industrial Average	September-2001	7.0	3.5%	1.2%	-2.3%
Equity	Dow Jones Industrial Average	January-2002	7.0	-2.22%	0.00%	2.22%
Equity	Russell 2000 Index	March-2002	7.0	-2.43%	0.00%	2.43%
Equity	Nikkei 225 Index	March-2002	7.0	-4.40%	0.00%	4.40%
Equity	S&P 500 Index	April-2002	7.0	-3.15%	0.00%	3.15%
Equity	AMEX Biotechnology Index	April-2002	3.5	9.28%	6.83%	-2.45%
Equity	AMEX Defense Index	May-2002	3.4	11.65%	6.78%	-4.87%
Equity	S&P 500 Index	June-2002	7.0	-1.06%	0.00%	1.06%
Equity	Dow Jones Industrial Average	August-2002	7.0	1.13%	0.00%	-1.13%
Equity	S&P 500 Index	August-2002	7.0	1.54%	0.00%	-1.54%
Currency	Currency Exchange Rate	September-2002	3.0	8.32%	6.27%	-2.05%
Currency	Currency Basket	April-2003	1.0	5.06%	11.2%	6.14%
Currency	Currency Basket	May-2003	2.0	8.02%	9.73%	1.71%
Equity	S&P 500 Index	May-2003	7.0	1.88%	0.00%	-1.88%
Currency	Currency Basket	July-2003	1.0	0.72%	-0.80%	-1.52%
Equity	S&P 500 Index	August-2003	5.0	5.17%	2.42%	-2.75%
Currency	Currency Basket	September-2003	2.0	2.88%	1.29%	-1.59%
Equity	Nikkei 225 Index	September-2003	7.0	-1.35%	0.00%	1.35%
Currency	Currency Basket	October-2003	1.0	1.2%	-0.5%	-1.70%
Equity	S&P 500 Index	December-2003	7.0	1.75%	0.00%	-1.75%
Equity	Nikkei 225 Index	December-2003	7.3	0.24%	0.26%	0.02%
Currency	Currency Exchange Rate	December-2003	1.5	3.27%	2.12%	-1.15%
Equity	Dow Jones Industrial Average	December-2003	7.0	1.55%	0.71%	-0.84%
Currency	Currency Exchange Rate	February-2004	1.5	-3.59%	-2.68%	0.91%
Equity	Dow Jones Industrial Average	February-2004	7.1	1.71%	1.40%	-0.31%
Commodity	Brent Crude Oil Futures Contract	March-2004	3.0	22.54%	33.85%	11.31%
Currency	Currency Basket	April-2004	1.0	1.17%	-0.80%	-1.97%
Equity	Global Equity Basket	May-2004	7.8	-0.01%	-0.39%	-0.38%
Currency	Currency Basket	May-2004	1.0	7.90%	5.70%	-2.20%
Currency	Currency Exchange Rate	June-2004	3.0	3.78%	4.03%	0.25%
Currency	Currency Exchange Rate	June-2004	2.0	1.6%	0.29%	-1.31%
Commodity	Gold Spot Price	July-2004	4.0	24.25%	19.03%	-5.22%
Currency	Currency Basket	July-2004	1.0	4.54%	2.90%	-1.64%
Equity	S&P 500 Index	August-2004	7.0	0.70%	0.00%	-0.70%

36

See page 47 for endnotes.

Performance Summary

December 2013

MARKET-LINKED INVESTMENT SERIES

MARKET DOWNSIDE PROTECTION ENHANCED INCOME MARKET ACCESS ENHANCED RETURN

Product Performance (continued)

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return [1,2]	MLI Return[1]	MLI Outperformance/ Underperformance
Currency	Currency Basket	October-2004	2.3	3.55%	3.55%	0.00%
Currency	Currency Basket	October-2004	1.2	0.15%	-1.92%	-2.07%
Currency	Currency Exchange Rate	November-2004	1.2	-6.29%	-2.51%	3.78%
Equity	Nikkei 225 Index	November-2004	5.2	-0.04%	-0.58%	-0.54%
Currency	Currency Basket	December-2004	3.1	2.99%	2.99%	0.00%
Currency	Currency Basket	January-2005	1.5	5.12%	3.16%	-1.96%
Currency	Currency Basket	February-2005	2.0	-1.15%	-1.51%	-0.36%
Currency	Currency Basket	March-2005	1.0	-1.72%	0.00%	1.72%
Equity	Philadelphia Housing Index	March-2005	4.2	12.53%	12.79%	0.26%
Currency	Currency Basket	May-2005	1.5	0.07%	0.07%	0.00%
Equity	S&P 500 Index	May-2005	5.0	-1.84%	0.00%	1.84%
Currency	Currency Basket	June-2005	1.0	0.51%	-2.06%	-2.57%
Currency	Currency Basket	June-2005	1.0	-9.86%	-3.0%	6.86%
Currency	Currency Basket	November-2005	1.5	3.79%	3.94%	0.15%
Equity	Nikkei 225 Index	December-2005	3.5	-12.3%	0.00%	12.3%
Currency	Currency Exchange Rate	December-2005	1.2	3.42%	8.96%	5.54%
Commodity	Dow Jones-UBS ExEnergy Sub-Index	December-2005	2.5	17.32%	18.37%	1.05%
Currency	Currency Exchange Rate	February-2006	1.0	6.73%	9.00%	2.27%
Commodity	Crude Oil Futures Contract	February-2006	5.0	5.58%	6.88%	1.30%
Commodity	Dow Jones-UBS Agriculture Sub-Index	February-2006	2.5	12.64%	12.87%	0.23%
Currency	Currency Exchange Rate	February-2006	1.0	-4.53%	0.00%	4.53%
Currency	Currency Basket	March-2006	1.0	6.23%	6.50%	0.27%
Currency	Currency Basket	March-2006	2.0	6.99%	12.34%	5.35%
Commodity	Dow Jones-UBS Commodity Index	May-2006	3.5	-7.77%	0.00%	7.77%
Equity	Asian Equity Index Basket	June-2006	3.5	-1.88%	0.00%	1.88%
Currency	Currency Exchange Rate	June-2006	2.0	7.01%	7.01%	0.00%
Currency	Currency Exchange Rate	June-2006	2.0	-8.16%	-1.51%	6.65%
Equity	Global Equity Index Basket	August-2006	3.5	-6.98%	0.00%	6.98%
Currency	Currency Exchange Rate	August-2006	0.5	-4.73%	0.00%	4.73%
Currency	Currency Basket	August-2006	2.0	4.59%	4.59%	0.00%
Currency	Currency Exchange Rate	August-2006	0.5	-3.44%	0.00%	3.44%
Equity	Nikkei 225 Index	September-2006	3.5	-10.19%	0.00%	10.19%
Currency	Currency Basket	November-2006	1.0	7.11%	9.77%	2.66%
Currency	Currency Basket	December-2006	1.1	7.06%	1.98%	-5.08%
Equity	Dow Jones Eurostoxx 50 Index	December-2006	3.5	-10.98%	0.00%	10.98%
Currency	Currency Basket	January-2007	1.0	10.81%	12.54%	1.73%
Currency	Currency Basket	March-2007	1.5	3.60%	7.69%	4.09%
Currency	Currency Exchange Rate	March-2007	1.0	10.14%	16.93%	6.79%
Equity	Global Equity Index Basket	March-2007	3.4	-12.65%	0.00%	12.65%
Currency	Currency Exchange Rate	March-2007	1.2	1.16%	6.11%	4.95%
Currency	Currency Basket	May-2007	1.1	9.08%	22.53%	13.45%
Equity	Greater China Equity Index Basket	May-2007	5.0	0.57%	0.59%	0.02%

37

See page 47 for endnotes.

Performance Summary

December 2013

MARKET-LINKED INVESTMENT SERIES

MARKET DOWNSIDE PROTECTION ENHANCED INCOME MARKET ACCESS ENHANCED RETURN

Product Performance (continued)

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return [1,2]	MLI Return[1]	MLI Outperformance/ Underperformance
Equity	Global Equity Index Basket	May-2007	3.5	-10.96%	0.00%	10.96%
Currency	Currency Exchange Rate	May-2007	1.3	-0.34%	0.00%	0.34%
Equity	Nikkei 225 Index	June-2007	3.5	-14.55%	0.00%	14.55%
Commodity	Dow Jones-UBS Commodity Index	June-2007	3.5	-1.37%	0.00%	1.37%
Currency	Currency Basket	August-2007	1.5	-8.01%	0.00%	8.01%
Equity	Global Equity Index Basket	August-2007	3.9	-8.36%	0.00%	8.36%
Currency	Currency Basket	August-2007	1.0	6.33%	8.03%	1.70%
Equity	Global Equity Index Basket	August-2007	3.9	-12.58%	0.00%	12.58%
Currency	Currency Basket	September-2007	2.0	-3.22%	0.00%	3.22%
Currency	Currency Basket	October-2007	2.0	-3.84%	0.00%	3.84%
Currency	Currency Basket	October-2007	1.5	-12.60%	0.00%	12.60%
Currency	Currency Basket	November-2007	2.3	0.61%	0.64%	0.03%
Currency	Currency Basket	January-2008	1.1	-17.47%	0.00%	17.47%
Currency	Currency Basket	February-2008	1.3	-11.06%	0.00%	11.06%
Currency	Currency Basket	February-2008	1.5	-10.60%	0.00%	10.60%
Currency	Currency Exchange Rate	March-2008	1.5	-9.31%	0.00%	9.31%
Commodity	Rogers Commodity Index	March-2008	5.5	-6.12%	0.00%	6.12%
Equity	S&P 500 Index	April-2008	1.0	-38.30%	0.00%	38.30%
Currency	Currency Basket	April-2008	2.0	5.10%	10.05%	4.95%
Currency	Currency Exchange Rate	April-2008	1.5	-12.55%	0.00%	12.55%
Commodity	Gold Spot Price	June-2008	4.8	12.79%	11.20%	-1.59%
Currency	Currency Exchange Rate	June-2008	2.6	6.71%	9.63%	2.92%
Currency	Currency Basket	June-2008	1.6	-6.66%	0.00%	6.66%
Equity	S&P 500 Index	June-2008	1.0	-30.18%	0.00%	30.18%
Currency	Currency Basket	June-2008	1.6	-8.86%	0.00%	8.86%
Equity	Global Equity Index Basket	June-2008	4.2	-4.27%	0.00%	4.27%
Currency	Currency Basket	June-2008	1.6	-5.15%	0.00%	5.15%
Currency	Currency Basket	July-2008	1.5	-8.04%	0.00%	8.04%
Equity	S&P 500 Index	July-2008	1.0	-20.67%	0.00%	20.67%
Currency	Currency Exchange Rate	July-2008	1.5	6.47%	8.36%	1.89%
Currency	Currency Exchange Rate	July-2008	1.0	-25.59%	-5.0%	20.59%
Currency	Currency Exchange Rate	August-2008	1.5	-7.94%	0.00%	7.94%
Currency	Currency Basket	August-2008	2.0	3.09%	4.38%	1.29%
Currency	Currency Basket	August-2008	1.5	-3.46%	0.00%	3.46%
Equity	Global Equity Index Basket	September-2008	2.0	-8.46%	0.00%	8.46%
Equity	S&P 500 Index	September-2008	1.0	-12.29%	0.00%	12.29%
Currency	Currency Basket	September-2008	2.1	0.15%	12.47%	12.32%
Currency	Currency Exchange Rate	October-2008	2.0	-4.58%	0.00%	4.58%
Currency	Currency Basket	October-2008	2.0	3.24%	12.36%	9.12%
N/A	Equity, Fixed Income, & Commodity Baskets	October-2008	3.5	7.27%	7.27%	0.00%
Currency	Currency Exchange Rate	November-2008	1.0	-15.72%	0.00%	15.72%
Currency	Currency Exchange Rate	February-2009	3.5	-6.68%	0.00%	6.68%

38

See page 47 for endnotes.

Performance Summary

December 2013

MARKET-LINKED INVESTMENT SERIES

MARKET DOWNSIDE PROTECTION | ENHANCED INCOME | MARKET ACCESS | ENHANCED RETURN

Product Performance (continued)

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return [1,2]	MLI Return[1]	MLI Outperformance/ Underperformance
Equity	Dow Jones Industrial Average	May-2009	4.0	16.00%	16.00%	0.00%
Currency	Currency Basket	May-2009	2.0	6.76%	10.23%	3.47%
Commodity	Gold Spot Price	June-2009	4.0	8.91%	8.91%	0.00%
Commodity	Dow Jones – UBS Commodity Index – Excess Return	June-2009	4.0	0.79%	0.79%	0.00%
Currency	Currency Basket	June-2009	2.0	7.37%	9.17%	1.80%
Currency	Currency Basket	June-2009	3.0	-1.61%	0.00%	1.61%
Currency	Currency Basket	July-2009	2.0	6.52%	7.70%	1.18%
Equity	S&P 500 Index	July-2009	4.0	14.74%	14.74%	0.00%
Commodity	DJUBS Commodity	July-2009	4.0	2.07%	2.07%	0.00%
Commodity	Gold Spot	August-2009	4.0	10.76%	10.76%	0.00%
Currency	Currency Basket	August-2009	2.0	4.92%	7.94%	3.02%
Currency	Currency Basket	September-2009	2.0	9.60%	17.14%	7.54%
Currency	Currency Basket	September-2009	2.0	0.31%	6.65%	6.34%
Equity	S&P 500 Index	September-2009	4.0	12.70%	10.00%	-2.70%
Commodity	DJUBS Commodity	September-2009	4.0	0.64%	0.64%	0.00%
Currency	Currency Basket	October-2009	2.0	0.19%	5.48%	5.29%
Currency	Currency Basket	October-2009	2.0	-1.18%	-1.18%	0.00%
Currency	Currency Basket	November-2009	2.0	-3.07%	-2.53%	0.54%
Currency	Currency Basket	December-2009	2.0	-1.02%	-1.02%	0.00%
Currency	Currency Exchange Rate	January-2010	2.0	3.55%	4.42%	0.87%
Currency	Currency Basket	January-2010	2.1	0.84%	1.35%	0.51%
Currency	Currency Basket	February-2010	2.0	0.69%	1.03%	0.34%
Currency	Emerging Market Currency Basket vs. the Euro	March-2010	2.0	-0.59%	-0.59%	0.00%
Currency	Emerging Market Currency Basket vs. the Euro	April-2010	2.0	-1.57%	-1.57%	0.00%
Currency	Emerging Market Currency Basket	May-2010	3.0	-2.86%	-2.86%	0.00%
Currency	Currency Exchange Rate	May-2010	2.1	-5.96%	-2.41%	3.55%
Currency	Currency Exchange Rate	May-2010	2.0	-7.26%	-5.13%	2.13%
Currency	Currency Basket	June-2010	2.0	-3.4%	-3.4%	0.00%
Currency	Basket of Asian Currencies	June-2010	3.0	0.79%	1.25%	0.46%
Currency	Emerging Market Currency Basket vs. the Euro	July-2010	2.0	-0.96%	-0.96%	0.00%
Currency	Currency Basket	August-2010	2.0	-3.09%	-3.09%	0.00%
Currency	Currency Basket	September-2010	2.0	-1.88%	-1.88%	0.00%
Currency	Currency Exchange Rate	October-2010	2.0	-5.24%	-5.13%	0.11%
Currency	Basket of Asian Currencies	November-2011	1.2	-9.42%	0.00%	9.42%
Equity	DJIA	November-2011	2.0	18.00%	16.30%	-1.70%
Currency	USD/CNR	January-2012	2.0	1.46%	2.81%	1.35%

39

See page 47 for endnotes.

Performance Summary

December 2013

MARKET-LINKED INVESTMENT SERIES

MARKET DOWNSIDE PROTECTION ENHANCED INCOME MARKET ACCESS ENHANCED RETURN

Product Performance Summary

	Number of Offerings	Average Linked Asset Return[1,2]	Average MLI Return[1]	Average MLI Outperformance/ Underperformance[1]	% OF DEALS WHERE: MLI Underperforms Linked Asset	Performance Is Equal	MLI Outperforms Linked Asset
All Linked Asset Classes	179	-0.54%	2.97%	3.51%	22.91%	13.97%	63.13%
Equity	68	-2.30%	1.89%	4.19%	36.76%	7.35%	55.88%
Commodity	14	7.36%	8.95%	1.59%	14.29%	35.71%	50.00%
Currency	96	-0.53%	2.81%	3.34%	14.58%	14.58%	70.83%

40

See page 47 for endnotes.

Performance Summary December 2013 MARKET-LINKED INVESTMENT SERIES MARKET DOWNSIDE PROTECTION ENHANCED INCOME MARKET ACCESS ENHANCED RETURN STEP INCOME SECURITIES® (STEPS®) Pay quarterly interest payments plus, at maturity, an additional “STEP Payment” if the linked asset exceeds a predetermined “STEP Level.” Downside exposure to the linked asset is on a one-to-one basis but may be reduced by a buffer against a certain percentage of the losses. Return profile Shown here are hypothetical total returns at maturity, which include interest paid over the year, for STEPS linked to a single stock. They are based on a one-year maturity, an annual interest rate (and STEP Level) of 8%, a 4% STEP Payment and 1:1 participation in declines beyond a 10% buffer, with up to 90% of principal at risk. If the issuer goes bankrupt or is unable to pay its debts, investors could lose all of their invesements. If the single stock returns nothing, ReTuRn AT MATuRiTy STEPS return 8% interest. Single STEPS stock pay out this does this (includes interest) STEPS outperform market 12% 12% 8% 8% 8% 8% CEILING 3% 12% –2% 0% 5% 10% 15% –7% –5% If the single stock rises 15%, STEPS return –10% 12% (interest plus STEP Payment). OUTPERFORMANCE* –15% If the stock falls 20%, STEPS lose 2% (10% loss –20% 18% –25% of principal, o?set by 8% income received). Hypothetical information is not a projection of future returns. S&P 500 return does not include dividends. * Represents comparison only against stock—not an indication of absolute positive performance of the STEPS. Product Performance Linked Asset Term Linked Asset MLI MLI Outperformance/ Linked Asset Pricing Date 1,2 1 Class (years) Return Return Underperformance Equity Qualcomm Inc May-2008 1.0 -6.74% 8.10% 14.84% Equity Apple Inc June-2008 1.0 -25.42% -3.32% 22.10% Equity Freeport-McMoRan Copper & Gold Inc June-2008 1.0 -61.48% -39.62% 21.86% Equity Monsanto Company July-2008 1.0 -30.92% -8.71% 22.21% Equity Google Inc May-2009 1.0 17.94% 15.15% -2.79% Equity Qualcomm Inc June-2009 1.0 -29.95% -19.95% 10.00% Equity JPMorgan Chase & Co August-2009 1.0 -12.12% 2.87% 14.99% Equity Apple Inc August-2009 1.0 50.63% 19.08% -31.55% Equity Goldman Sachs Group, Inc September-2009 1.0 -18.36% -8.36% 10.00% Equity Intel Corporation September-2009 1.0 -1.48% 8.52% 10.00% Equity Deere & Company October-2009 1.0 65.91% 15.20% -50.71% Equity Microsoft Corporation November-2009 1.0 -15.33% -7.33% 8.00% 41 See page 47 for endnotes.

Performance Summary

December 2013

MARKET-LINKED INVESTMENT SERIES

MARKET DOWNSIDE PROTECTION ENHANCED INCOME MARKET ACCESS ENHANCED RETURN

Product Performance (continued)

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return [1,2]	MLI Return[1]	MLI Outperformance/ Underperformance
Equity	Caterpillar Inc	November-2009	1.0	51.25%	15.42%	-35.83%
Equity	Union Pacific Corporation	December-2009	1.0	42.50%	14.20%	-28.30%
Equity	The Boeing Company	January-2010	1.0	16.31%	14.45%	-1.86%
Equity	Apple Inc	February-2010	1.0	72.36%	14.81%	-57.55%
Equity	Goldman Sachs Group, Inc	February-2010	1.0	5.93%	8.50%	2.57%
Equity	Ford Motor Company	February-2010	1.0	31.67%	11.20%	-20.47%
Equity	Freeport-McMoRan Copper & Gold Inc	March-2010	1.0	32.52%	12.71%	-19.81%
Equity	Ford Motor Company	March-2010	1.0	8.60%	9.00%	0.40%
Equity	Schlumberger Limited	April-2010	1.0	30.20%	13.15%	-17.05%
Equity	Research In Motion Limited	April-2010	1.0	-35.57%	-25.57%	10.00%
Equity	JPMorgan Chase & Co	April-2010	1.0	4.88%	8.00%	3.12%
Equity	United States Steel Corporation	May-2010	1.0	-20.94%	-3.43%	17.51%
Equity	Caterpillar Inc	May-2010	1.0	64.18%	17.81%	-46.37%
Equity	Lennar Corporation	June-2010	1.0	14.79%	20.75%	5.96%
Equity	Citigroup Inc	June-2010	1.0	9.29%	11.00%	1.71%
Equity	General Electric Company	June-2010	1.0	24.00%	11.40%	-12.60%
Equity	Corning Incorporated	July-2010	1.0	-2.63%	6.37%	9.00%
Equity	Dell Inc	July-2010	1.0	13.83%	12.34%	-1.49%
Equity	Apple Inc	September-2010	1.0	47.98%	12.12%	-35.86%
Equity	International Paper Company	September-2010	1.0	10.87%	13.88%	3.01%
Equity	The Boeing Company	October-2010	1.0	-10.81%	2.19%	13.00%
Equity	Cisco Systems, Inc	October-2010	1.0	-19.13%	-11.13%	8.00%
Equity	Amazon.com, Inc	November-2010	1.0	15.12%	11.87%	-3.25%
Equity	Microsoft Corporation	December-2010	1.0	-5.68%	1.82%	7.50%
Equity	Macy's, Inc	December-2010	1.1	22.81%	9.86%	-12.95%
Equity	American Depositary Receipts of Petróleo Brasileiro, S.A.	January-2011	1.0	-21.09%	-9.59%	11.50%
Equity	First Solar, Inc	January-2011	1.0	-72.73%	-59.73%	13.00%
Equity	Adobe Systems, Inc	February-2011	1.0	-2.11%	5.39%	7.50%
Equity	Apple Inc	February-2011	1.0	59.44%	15.78%	-43.66%
Equity	International Paper Company	February-2011	1.0	29.57%	14.33%	-15.24%
Equity	Ford Motor Company	March-2011	1.0	-11.40%	-1.65%	9.75%
Equity	Corning, Inc	March-2011	1.0	-33.58%	-25.08%	8.50%
Equity	Ford Motor Company	April-2011	1.0	-22.85%	-13.60%	9.25%
Equity	Seagate Technology PLC	April-2011	1.0	72.21%	18.53%	-53.68%
Equity	Schlumberger Limited	May-2011	1.0	-22.87%	-14.37%	8.50%
Equity	NVIDIA Corporation	May-2011	1.0	-32.68%	-19.68%	13.00%
Equity	Halliburton Company	May-2011	1.0	-41.30%	-28.80%	12.50%
Equity	Goodyear Tire & Rubber Company	June-2011	1.0	-32.30%	-17.78%	14.52%
Equity	Caterpillar Inc	June-2011	1.0	-11.81%	-3.31%	8.50%
Equity	Valero Energy Corporation	June-2011	1.0	-0.66%	8.00%	8.66%
Equity	Goodyear Tire & Rubber Company	July-2011	1.0	-42.28%	-27.26%	15.02%

42

See page 47 for endnotes.

Performance Summary

December 2013

MARKET-LINKED INVESTMENT SERIES

MARKET DOWNSIDE PROTECTION   ENHANCED INCOME   MARKET ACCESS   ENHANCED RETURN

Product Performance (continued)

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return [1,2]	MLI Return[1]	MLI Outperformance/ Underperformance
Equity	General Electric Company	July-2011	1.0	6.71%	7.00%	0.29%
Equity	MGM Resorts International	July-2011	1.0	-33.74%	-17.23%	16.51%
Equity	Citigroup Inc	August-2011	1.0	-19.32%	-10.32%	9.00%
Equity	Goodyear Tire & Rubber Company	August-2011	1.0	-0.98%	9.00%	9.98%
Equity	Caterpillar Inc	August-2011	1.0	-1.77%	8.00%	9.77%
Equity	Apple Inc	August-2011	1.0	77.78%	17.02%	-60.76%
Equity	General Electric Company	September-2011	1.0	40.64%	16.50%	-24.14%
Equity	Delta Air Lines, Inc	September-2011	1.0	8.05%	14.00%	5.95%
Equity	Deere & Company	September-2011	1.0	5.88%	9.00%	3.12%
Equity	Apple Inc	September-2011	1.0	62.05%	18.49%	-43.56%
Equity	International Paper Company	September-2011	1.0	51.49%	18.47%	-33.02%
Equity	Nike Inc	October-2011	1.0	1.25%	9.00%	7.75%
Equity	Freeport-McMoRan Copper & Gold Inc	October-2011	1.0	-7.71%	10.00%	17.71%
Equity	Ford Motor Company	November-2011	1.0	-0.64%	11.00%	11.64%
Equity	Honeywell International Inc	November-2011	1.0	20.27%	16.62%	-3.65%
Equity	Amazon.com, Inc	December-2011	1.0	41.1%	17.65%	-23.45%
Equity	Microsoft Corporation	January-2012	1.0	-1.43%	7.57%	9.00%
Equity	Macy's, Inc	January-2012	1.0	9.18%	12.50%	3.32%
Equity	Oracle Corporation	January-2012	1.0	29.37%	13.06%	-16.31%
Equity	Citigroup Inc	February-2012	1.0	28.75%	10.27%	-18.48%
Equity	Ford Motor Company	March-2012	1.0	0.65%	10.00%	9.35%
Equity	International Paper Company	March-2012	1.0	32.20%	12.66%	-19.54%
Equity	Freeport-McMoRan Copper & Gold Inc	April-2012	1.0	-23.86%	-10.36%	13.50%
Equity	Hewlett-Packard Company	April-2012	1.0	-16.98%	-7.48%	9.50%
Equity	Ford Motor Company	May-2012	1.0	40.15%	15.75%	-24.40%
Equity	Schlumberger Limited	May-2012	1.0	10.84%	20.00%	9.16%
Equity	Goodyear Tire & Rubber, Co.	June-2012	1.0	32.84%	17.51%	-15.33%
Equity	Caterpillar Inc	June-2012	1.0	0.76%	10.00%	9.24%
Equity	Freeport-McMoRan Inc	July-2012	1.0	-6.02%	9.97%	15.99%
Equity	Apple Inc	September-2012	1.0	-31.14%	-22.64%	8.50%
Equity	Caterpillar Inc	September-2012	1.0	-5.74%	3.76%	9.50%
Equity	Delta Airlines, Inc.	September-2012	1.0	174.70%	15.91%	-158.79%
Equity	Deere & Co	October-2012	1.0	2.07%	7.00%	4.93%
Equity	International Paper, Co	October-2012	1.0	22.30%	11.70%	-10.60%
Equity	Apple Inc	October-2012	1.0	-19.91%	-11.41%	8.50%
Equity	Intel Corporation	October-2012	1.0	12.43%	13.75%	1.32%
Equity	JPMorgan Chase & Co	November-2012	1.0	41.95%	15.87%	-26.08%
Equity	Ford Motor Co.	November-2012	1.0	45.85%	13.05%	-32.80%

43

See page 47 for endnotes.

Performance Summary

December 2013

MARKET-LINKED INVESTMENT SERIES

MARKET DOWNSIDE PROTECTION ENHANCED INCOME MARKET ACCESS ENHANCED RETURN

Product Performance Summary

					% OF DEALS WHERE:		
	Number of Offerings	Average Linked Asset Return[1,2]	Average MLI Return[1]	Average MLI Outperformance/ Underperformance[1]	MLI Underperforms Linked Asset	Performance Is Equal	MLI Outperforms Linked Asset
All Linked Asset Classes	91	8.80%	3.94%	-4.86%	37.36%	0.00%	62.64%
Equity	91	8.80%	3.94%	-4.86%	37.36%	0.00%	62.64%
Commodity	0	—	—	—	—	—	—
Currency	0	—	—	—	—	—	—

44

See page 47 for endnotes.

Performance Summary

December 2013

MARKET-LINKED INVESTMENT SERIES

MARKET DOWNSIDE PROTECTION   ENHANCED INCOME   MARKET ACCESS   ENHANCED RETURN

COUPON-BEARING NOTES

Pay quarterly interest payments and offer some buffer against the risk of losses at maturity. Beyond the buffer, downside exposure to the linked asset is on a one-to-one basis.

Product Performance

Linked Asset Class	Linked Asset	Pricing Date	Term (years)	Linked Asset Return [1,2]	MLI Return [1]	MLI Outperformance/ Underperformance
Equity	Apple Inc	August-2010	1.0	53.15%	8.00%	-45.15%
Equity	JPMorgan Chase & Co	August-2010	1.0	-7.39%	9.00%	16.39%
Equity	Deere & Company	October-2010	1.0	-0.03%	8.00%	8.03%
Equity	salesforce.com, Inc	January-2011	1.0	-3.78%	9.00%	12.78%
Equity	Halliburton Company	February-2011	1.0	-16.13%	0.39%	16.52%
Equity	Whole Foods Market, Inc	March-2011	1.0	46.46%	8.00%	-38.46%
Equity	JPMorgan Chase & Co	September-2011	1.0	32.42%	12.00%	-20.42%
Equity	Oracle Corporation	October-2011	1.0	-2.73%	12.00%	14.73%
Equity	JPMorgan Chase & Co	October-2011	1.0	15.71%	13.00%	-2.71%
Equity	General Electric Company	November-2011	1.0	28.48%	8.50%	-19.98%
Equity	Deere & Company	November-2011	1.0	18.88%	11.00%	-7.88%
Equity	ExxonMobil Corporation	January-2012	1.0	4.61%	7.50%	2.89%
Equity	Marathon Oil Corporation	January-2012	1.0	5.08%	11.00%	5.92%
Equity	MetLife, Inc	January-2012	1.0	10.92%	11.00%	0.08%
Equity	Chesapeake Energy Corporation	February-2012	1.0	-10.51%	9.25%	19.76%
Equity	Halliburton Company	February-2012	1.0	6.31%	9.00%	2.69%
Equity	JPMorgan Chase & Co	February-2012	1.0	28.27%	8.00%	-20.27%
Equity	Apple Inc	March-2012	1.0	-20.99%	-6.38%	14.61%
Equity	Corning Incorporated	April-2012	1.0	-6.55%	8.00%	14.55%
Equity	Wells Fargo & Company	June-2012	1.0	28.56%	7.50%	-21.06%
Equity	Goodyear Tire & Rubber Co.	July-2012	1.0	70.86%	11.00%	-59.86%
Equity	Valero Energy Co.	July-2012	1.0	40.30%	10.00%	-30.30%
Equity	Deere & Co.	July-2012	1.0	11.63%	8.00%	-3.63%
Equity	Qualcomm, Inc.	August-2012	1.0	7.06%	7.50%	0.44%
Equity	Starbucks Corp.	August-2012	1.0	49.47%	7.00%	-42.47%
Equity	Citigroup Inc.	October-2012	1.0	30.57%	8.50%	-22.07%

Product Performance Summary

					% OF DEALS WHERE:		
	Number of Offerings	Average Linked Asset Return [1,2]	Average MLI Return [1]	Average MLI Outperformance/ Underperformance [1]	MLI Underperforms Linked Asset	Performance Is Equal	MLI Outperforms Linked Asset
All Linked Asset Classes	26	16.18%	8.30%	-7.88%	50.00%	0.00%	50.00%
Equity	26	16.18%	8.30%	-7.88%	50.00%	0.00%	50.00%
Commodity	0	—	—	—	—	—	—
Currency	0	—	—	—	—	—	—

45

See page 47 for endnotes.

Performance Summary December 2013 MARKET-LINKED INVESTMENT SERIES MARKET DOWNSIDE PROTECTION ENHANCED INCOME MARKET ACCESS ENHANCED RETURN Risk factors The actual performance of any MLi that you may •The return on your MLI may be lower than that of other purchase is likely to vary, perhaps significantly, from debt securities issued by the same issuer with a comparable the historical results illustrated in this document. maturity, and may not be sufficient to compensate you for other This is due to a variety of factors, including: factors, such as inflation, that affect the time value of money. •Historical performance of the Linked Assets for MLIs that •The return on your MLI may be limited by a cap, and will not Merrill Lynch has previously offered is not indicative of the reflect the return on a direct investment in the asset or the future performance of any MLI. components included in the Linked Asset. •MLIs that you purchase may have different economic terms, •A trading market for MLIs is not expected to develop, and the terms to maturity and other differing features. secondary market price investors may receive or be quoted for •As a holder of MLIs, you will be subject to the credit risk of their MLIs prior to the maturity date will be affected by this the applicable issuer, and may receive little or no payment on and other important factors. The price paid for the MLIs in your MLIs if the issuer becomes insolvent during the term of secondary market transactions may be lower than the original the MLI. You should evaluate the credit risk of the issuer of offering price due to, among other things, the inclusion of the applicable MLI. fees charged for developing, hedging and distributing the MLIs and various credit, market and economic factors. •As a holder of the MLIs, you will be subject to applicable •Many factors will affect the trading value of the MLIs; these tax laws, which may change in the future, and which may reduce your returns. You should consult your own tax advisor factors interrelate in complex ways and the effect of one before investing. factor may offset or magnify the effect of another factor. investors in MLis are subject to a variety of risks •Purchases or sales of the Linked Asset or its components by the issuer, Merrill Lynch and their respective affiliates may relating to the terms of the relevant investment. you affect the return. should review the applicable offering documents for a •Potential conflicts of interest between the issuer, more complete description of these risks. These risks include, among others: Merrill Lynch and their respective affiliates, on the one hand, and investors in the MLIs, on the other hand, could arise. •Investors may not earn a return on their investment, and any return may be less than the return on an investment in the relevant Linked Asset. •Depending on the terms of your MLI, the amount owed to you at maturity may be less than the principal amount. Certain Market-Linked Investments are complex products and are not suitable for all investors. 46 See page 47 for endnotes.

Performance Summary December 2013 MARKET-LINKED INVESTMENT SERIES MARKET DOWNSIDE PROTECTION ENHANCED INCOME MARKET ACCESS ENHANCED RETURN IMPORTANT NOTICE: Bank of America Corporation has filed a registration statement (including product supplements, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the “SEC”) for the potential offerings to which this communication relates. Before investing, you should carefully read these and other documents that the issuer has filed with the SEC for more complete information about the issuer and these offerings. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any agent or any dealer participating in the offerings will arrange to send you any applicable product supplement, the prospectus supplement, the prospectus and other documents relating to any of these offerings if you so request by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-866-500-5408. This Performance Summary references indexes that are sponsored and calculated by third parties. None of such third parties have any responsibility or liability in connection with MLIs. Any trademarks or service marks contained herein relating to those indexes are the property of their respective owners. This Performance Summary is intended for informational purposes only and is not intended to provide the basis for evaluating, and should not be considered a recommendation with respect to, any MLI, any transaction or any other matter. This Performance Summary should not be considered an indication of likely or possible future returns on MLIs. 1 Returns are calculated on an annualized basis where the term is greater than one year, and returns are not annualized when the term is one year or less. 2 The Linked Asset Returns do not include dividends paid on the Linked Asset. Such dividends would increase the return on the Linked Asset, and either decrease any outperformance or increase any underperformance of the MLI. In some cases, the inclusion of dividends in the return on a Linked Asset would cause it to outperform the MLI, and not to underperform the MLI. 3 In instances where the MLI reflects a bearish strategy, the Average Strategy Return is assumed to reflect a bearish position in the Linked Asset. 4 Where the note was automatically redeemed before maturity, the term set forth in this column gives effect to the redemption. © 2014 Bank of America Corporation. All rights reserved. | ARW7VCDN 47

Merril Lyunch Bank of America Corporation